UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Cartesian, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARTESIAN, INC.
7300 COLLEGE BOULEVARD, SUITE 302
OVERLAND PARK, KANSAS 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CARTESIAN, INC., a Delaware corporation (the “Company”), will be held on June 16, 2015, at 9:00 a.m. local time, at the Company’s executive offices, 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210, to consider and vote upon the following matters:

1. The election of the Company’s nominees as directors to serve for a term of one year.

2. An advisory vote on the compensation of the Company’s named executive officers as disclosed in these materials.

3. The approval of the proposed amendment and restatement of the Company’s 1998 Equity Incentive Plan.

4. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2016.

5. The consideration of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on April 20, 2015, are entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote per share.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please vote your shares at your earliest convenience, whether or not you plan to attend the meeting. You may attend the meeting and vote in person even if you have returned a proxy. If you hold your shares through a broker, bank or other nominee, follow the voting instructions on the form that you receive from them.

By order of the Board of Directors

DONALD E. KLUMB
President, CEO, and CFO

Overland Park, Kansas
May 1, 2015

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR TO VOTE PROMPTLY VIA THE INTERNET OR BY TELEPHONE AS PROVIDED ON THE PROXY. IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE, FOLLOW THE VOTING INSTRUCTIONS ON THE FORM THAT YOU RECEIVE FROM THEM.

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CARTESIAN, INC.
7300 COLLEGE BOULEVARD, SUITE 302
OVERLAND PARK, KANSAS 66210

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Cartesian, Inc. (“we,” “us,” “our,” the “Company” or “Cartesian”) for use at the Annual Meeting of Stockholders to be held June 16, 2015 at 9:00 a.m. local time, or at any postponement or adjournment thereof (the “Annual Meeting”) for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s executive offices, 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210.

These proxy solicitation materials and our Annual Report to Stockholders for the fiscal year ended January 3, 2015, including financial statements (the “Annual Report”), are expected to be mailed on or prior to May 1, 2015, to all stockholders entitled to vote at the Annual Meeting.

NOTE REGARDING STREAMLINED DISCLOSURE

The Securities and Exchange Commission (“SEC”) has adopted rules allowing smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under the SEC rules, the Company is providing streamlined disclosure in this proxy statement in accordance with those rules. Under the scaled disclosure obligations, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

WHO CAN VOTE

Stockholders of record at the close of business on April 20, 2015 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 8,708,896 shares of our common stock, $.005 par value per share (“Common Stock”), were outstanding. Each stockholder is entitled to one vote for each share held as of the Record Date.

Most Cartesian stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were mailed directly to you by Cartesian. As the stockholder of record, you have the right to return your proxy card directly to us or to vote in person at the Annual Meeting, or to vote by Internet or telephone.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and proxy materials were forwarded to you by your broker, bank, or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a proxy from your broker, bank, or other nominee and present it to the inspector of elections at the Annual Meeting with your ballot. Your broker, bank, or other nominee has provided a voting instruction card for you to use in directing the broker, bank, or other nominee regarding how to vote your shares.

PURPOSE OF THE ANNUAL MEETING

Stockholders are being asked to consider and vote upon the following matters at the Annual Meeting:

•	The election of the Company’s five nominees as directors to serve for a term of one year (Proposal No. 1);
•	An advisory vote on the compensation of the Company’s named executive officers as disclosed in these materials (Proposal No. 2);
•	The approval of the proposed amendment and restatement of the Company’s 1998 Equity Incentive Plan (Proposal No. 3);
•	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2016 (Proposal No. 4); and
•	The consideration of such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

BOARD RECOMMENDATIONS

The Board recommends you vote:

•	“FOR” the election of the Company’s five nominees as directors to serve for a term of one year (Proposal No. 1);
•	“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials (Proposal No. 2);
•	“FOR” the approval of the proposed amendment and restatement of the Company’s 1998 Equity Incentive Plan (Proposal No. 3);
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2016 (Proposal No. 4).

HOW TO VOTE

If you are a stockholder of record, for directions on how to vote, please refer to the instructions below and the directions included on your proxy card. If you hold shares beneficially in street name, you may vote by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form.

Internet Voting.  To vote by Internet, follow the instructions on your proxy card that instruct you to vote at www.proxyvote.com up until 11:59 p.m., Eastern time, on the day before the Annual Meeting date. Most Cartesian stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction form provided by their broker, bank or other nominee. Please check the voting instruction form for Internet voting availability.

Telephone Voting.  You may vote by telephone by following the instructions on your proxy card and calling the number specified on the proxy card prior to 11:59 p.m., Eastern time, on the day before the Annual Meeting date. Most Cartesian stockholders who hold shares beneficially in street name may vote by telephone by calling the number specified on the voting instruction form provided by their broker, bank, or other nominee. Please check the voting instruction form for telephone voting availability.

Voting By Mail.  Stockholders not wishing to vote electronically on the Internet or by telephone, or whose voting instruction form does not reference Internet or telephone voting information, should follow these instructions for voting by mail. Stockholders of record of Common Stock may vote by mail by completing, signing, and dating the proxy cards they receive and mailing them in the pre-addressed envelopes provided to them. Proxies submitted by mail must be received no later than the day before the Annual Meeting date to ensure that they are counted. Cartesian stockholders who hold shares beneficially in street name may vote by mail by completing, signing, and dating the voting instruction form provided by their broker, bank, or other nominee and mailing them in the accompanying pre-addressed envelopes.

Voting in Person.  Stockholders of record of Common Stock may also vote their shares in person at the Annual Meeting. However, if your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker, bank, or other nominee) and bring it with you to the Annual Meeting. Signing and returning a proxy card or submitting your vote on the Internet or by telephone does not affect your right to vote in person at the Annual Meeting.

HOW VOTES ARE COUNTED

If you provide specific instructions as to how you wish your shares to be voted on the proposals, your shares will be voted in accordance with your instructions. If you timely return a properly signed proxy card or voting instruction form but do not mark selections or you otherwise vote without giving specific instructions, the related shares will be voted in accordance with the Board’s recommendations.

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction form, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers, banks and other nominees have the discretion to vote on “routine” matters, such as the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal No. 4). Brokers, banks and other nominees do not have discretion to vote on matters that are not considered “routine.” The election of directors (Proposal No. 1), the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials (Proposal No. 2) and the approval of the proposed amendment and restatement of the Company’s 1998 Equity Incentive Plan (Proposal No. 3) are all matters considered non-routine under applicable rules.

Consequently, if you do not provide your broker, bank or other nominee with your voting instructions for any of these proposals, the broker, bank or other nominee cannot vote your shares on that proposal, which is referred to as a “broker non-vote.”

The proxy holders are also granted discretionary authority to vote on any other business that may properly come before the Annual Meeting as well as any procedural matters.

REVOCABILITY OF PROXIES

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by (a) delivering to the Secretary of the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or (b) voting via the Internet or by telephone subsequent to the date shown on a previously executed and delivered proxy or the date of a prior Internet or telephone vote. Stockholders of record may also revoke their proxies by attending the Annual Meeting and voting in person. If stockholders of record only attend the Annual Meeting but do not vote, their proxies will not be revoked.

Any written notice of revocation should be delivered to Cartesian, Inc., Attention: Corporate Secretary, at 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210, no later than the day before the Annual Meeting date to ensure that it is received in a timely manner.

If you are the beneficial owner of shares held in “street name” by your broker, bank or other nominee and you have instructed such broker, bank or other nominee to vote your shares, you must follow directions received from such broker, bank or other nominee to change those instructions.

QUORUM; REQUIRED VOTE; ABSTENTIONS; BROKER NON-VOTES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting, who will determine whether or not a quorum is present.

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of stock of the Company issued and outstanding and entitled to vote thereat, present in person or represented by proxy. Shares voted “FOR,” “AGAINST” or “WITHHELD FROM,” a matter will be treated as being present at the meeting for purposes of establishing a quorum and will also be treated as shares voted at the Annual Meeting. Abstentions and broker non-votes will also be treated as being present for purposes of determining the presence of a quorum.

Required Vote; Abstentions; Broker Non-Votes

You may abstain from voting on any proposal other than the election of directors (Proposal No. 1). With regard to the election of directors, the Company nominees for director who receive a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be elected to the Board of Directors. This means the five Company nominees who receive the highest number of votes “FOR” his election at the Annual Meeting will be elected to the Board. Stockholders may not cumulate their votes in the election of directors. You may only vote “FOR” or “WITHHOLD AUTHORITY” with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. The withholding of authority by a stockholder and broker non-votes will generally have no effect on the outcome of this proposal because only a plurality of votes is required for the election of directors.

With regard to the proposals to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in these materials (Proposal No. 2), to approve the proposed amendment and restatement of the Company’s 1998 Equity Incentive Plan (Proposal No. 3) and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal No. 4), the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve these proposals. Abstentions are considered to be “present” and “entitled to vote” at the Annual Meeting, and as a result, abstentions will have the same effect as a vote against Proposal Nos. 2, 3 and 4. Shares underlying broker non-votes are not considered to be “entitled to vote” at the Annual Meeting with respect to Proposal Nos. 2 and 3, and as a result, broker non-votes will generally have no effect on the outcome of Proposal Nos. 2 and 3, except that each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for the approval of these proposals. As discussed above, under applicable rules, brokers, banks and other nominees may use their discretion to vote shares of Common Stock held in “street name” for which voting instructions are not submitted with respect to the ratification of the selection of Deloitte & Touche LLP, so no broker non-votes are expected for Proposal No. 4.

COSTS OF SOLICITATION

We will pay the cost of soliciting proxies. We expect to reimburse banks, brokerage firms and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners of their shares. Certain of our directors, officers and employees may also solicit proxies, without additional compensation, personally or by telephone or facsimile.

ANNOUNCEMENT OF VOTING RESULTS

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2015.

This proxy statement and our annual report to stockholders for the fiscal year ended January 3, 2015 are available to you at www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Company Nominees for Directors

The Board of Directors currently consists of six directors. All nominees listed below are currently serving as directors of the company. A. Reza Jafari will not stand for re-election at this year’s meeting. Mr. Jafari’s decision not to stand for re-election to the Board did not involve any disagreement with the Company on any matter relating to its operations, policies or practices. Effective at the Annual Meeting, the size of the Board of Directors will be reduced to five directors of the Board of Directors. At the Annual Meeting, each nominated director will be up for reelection to serve for a one-year term expiring at the next annual meeting.

The Nominating and Corporate Governance Committee and the Board of Directors have nominated Robert J. Currey, Donald E. Klumb, David C. Mahoney, Micky K. Woo and Peter H. Woodward for election as directors. Messrs. Currey, Klumb, Mahoney, Woo and Woodward have each consented to serve on the Board of Directors if elected. If any nominee becomes unavailable to serve as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting or the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder.

Here is information regarding the Company’s nominees for directors.

Name	Age	Principal Occupation
Robert J. Currey(2)(3)	69	Executive Chairman, Consolidated Communications, Inc.
Donald E. Klumb	52	Chief Executive Officer, President and Chief Financial Officer of the Company
David C. Mahoney	70	Independent Technology Investor and Management Advisor, Self-Employed
Micky K. Woo	61	Senior Strategic Advisor, Self Employed
Peter H. Woodward(1)(2)(3)	42	President, MHW Capital Management

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

There are no family relationships among any of our directors or executive officers.

Robert J. Currey has served as a director since 2003. Mr. Currey has been Executive Chairman of Consolidated Communications, Inc. (CCI), a provider of communications services, since January 1, 2015, served as its Chief Executive Officer from 2002 until December 31, 2014 and served as its President from 2002 to November 2013. From 2000 to 2002, Mr. Currey served as Vice Chairman of RCN Corporation, a CLEC providing telephony, cable and Internet services in high-density markets nationwide. From 1998 to 2000, Mr. Currey served as President and Chief Executive Officer of 21st Century Telecom Group. From 1997 to 1998, Mr. Currey served as Director and Group President of Telecommunications Services of McLeodUSA, which acquired the predecessor of CCI in 1997. Mr. Currey joined the predecessor of CCI in 1990 and served as President through its acquisition in 1997. Mr. Currey is also a director of the USTelecom Association and the Illinois Business RoundTable. Mr. Currey holds a bachelor’s degree from Michigan Technical University and an MBA from Eastern Michigan University. Mr. Currey’s industry and leadership experience enables him to provide valuable insight to the Board on business strategy and operations.

Donald E. Klumb has served as a director of the Company since April 2013. Mr. Klumb is Cartesian’s Chief Executive Officer, President and Chief Financial Officer. Mr. Klumb has served as Chief Executive Officer and President since January 2012, has served as Chief Financial Officer since 1999 and served as Vice President from 1999 until January 2012. During his tenure with the Company, he has led the strategy group, the capital markets practice, and various wireless initiatives. As Chief Financial Officer, he led the successful Initial Public Offering of the Company in 1999, followed by a secondary offering one year later. Under his leadership as CFO, Cartesian completed several complementary acquisitions that have expanded our geographic and software product presence in both Europe and the United States and have strengthened our technical expertise and penetration into Tier 1 telecom service providers. From 1998 to 1999, Mr. Klumb was a partner at Deloitte & Touche LLP and headed the firm’s Midwest telecommunications and high technology practice. From 1992 to 1998, he was a senior manager with Deloitte & Touche LLP. He has extensive Corporate Finance experience helping many telecom sector clients at Deloitte with M&A advisory, divestiture, consultative and taxation issues. Mr. Klumb holds a Bachelor of Science in Accounting and performed Masters studies through the University of Wisconsin MBA program. Mr. Klumb’s extensive experience as an executive of the Company and his familiarity with the Company and its industry enable him to provide valuable guidance to the Board in overseeing the Company’s business.

David C. Mahoney has served as a director of the Company since being appointed by the Board of Directors in September 2014. Mr. Mahoney is an independent technology investor and management advisor and was the co-founder of Banyan Systems and was most recently CEO of Applix, Inc. from 2003 through 2007. Mr. Mahoney has over 30 years’ experience in the software industry and has worked with management teams to develop and execute growth strategies, acquire funding and build strategic relationships. In addition to founding Banyan Systems in 1983 and serving as its Chief Executive Officer through 1997, he has invested in and served on the executive management teams and Boards of Directors of several public and private companies, including Vaultus, Inc. and Applix, Inc. and is currently a director of Datawatch Corporation, Prophix Software, Inc., Centage Corporation, Quickpivot Corporation and Livedata, Inc. Mr. Mahoney holds a Bachelor of Science in Biology from Merrimack College, North Andover, Massachusetts. The Board relies upon Mr. Mahoney’s extensive experience as a senior executive in the software industry in guiding the Company’s business operations and strategy.

Micky K. Woo has served as a director of the Company since 1991 and is currently a self-employed Senior Strategic Advisor. Mr. Woo served as a senior executive with the Company from 1991 through June 2012. Mr. Woo served as Executive Chairman of the Company from January 2012 through June 2012, and served as President and Chief Operating Officer from 2007 until January 2012. Prior to joining the Company, Mr. Woo served from 1989 to 1991 as Vice President of Information Systems and Revenue Assurance at Telesphere Communications Inc. From 1987 to 1989, Mr. Woo was the Director of Revenue and Treasury Management at Sprint Corporation and from 1983 to 1987 he served in management at MCI Communications Corporation, including Senior Manager of Receivables Management, Senior Manager of the East Coast Billing Center, and Senior Manager of Revenue Reporting and Analysis. Prior to entering the telecommunications industry, Mr. Woo was a consultant with Price Waterhouse (now PricewaterhouseCoopers). Mr. Woo received his BA in Computer Science and an MA in Accounting from the University of Iowa. Mr. Woo’s prior experience as an executive of the Company and his prior business experience enable him to provide valuable guidance to the Board in overseeing the Company’s business.

Peter H. Woodward has served as director of the Company since January 2012. Mr. Woodward is the President of MHW Capital Management, a private investment firm that takes concentrated positions in micro-cap turnaround companies, with a focus on the technology sector. From 1996 until he founded MHW Capital Management in 2005, Mr. Woodward was a Managing Director for Regan Fund Management, a hedge fund group specializing in active equity investments in turnaround companies. He began his career as a research analyst at Munn, Bernhard & Associates from 1995 to 1996. Mr. Woodward has served on the board of directors of NewsEdge Corp., Zomax, Inc., Innodata-Isogen, Inc., SMF Energy Corp. and Fortress International Group, Inc., and is currently a director of TSS, Inc. and Precision Options Corporation. Mr. Woodward graduated from Colgate University with a Bachelor of Arts in Economics, and from Columbia University with a Master’s Degree in International Economics. He is a Chartered Financial Analyst. Mr. Woodward’s extensive financial and capital markets expertise and experience enables him to provide valuable guidance to the Board.

Independence

The Board of Directors has determined that Messrs. Currey, Jafari, Mahoney and Woodward are independent, as defined in the Nasdaq listing standards.

In determining the independence of Mr. Currey, the Board considered the following transactions involving Consolidated Communications Holdings, Inc. (“Consolidated Communications”). Mr. Currey is the Executive Chairman and a member of the board of directors of Consolidated Communications, served as its Chief Executive Officer from 2002 until December 31, 2014 and beneficially owns less than one percent of its outstanding shares of common stock. On June 18, 2014, the Company entered into an agreement with Consolidated Communications Services Company, a subsidiary of Consolidated Communications, to provide Smart Building Services to Consolidated Communications and its subsidiaries. Under the agreement, the Company agreed to deploy and monitor the energy consumption in approximately 61% of the Consolidated Communications facilities. Consolidated Communications has previously disclosed that the estimated cost to implement the Smart Building Services is approximately $4,900,000 over the next seven years. With respect to the portion of such amount payable to the Company under its agreement with Consolidated Communications, the Company would receive a project management fee and a portion of the energy cost savings payable under the agreement and Elutions, Inc. would be entitled to the remaining amounts payable under the agreement. Consolidated Communications has previously disclosed that it expects to save approximately $5,700,000 in energy costs through the use of the Smart Building Services. As previously disclosed by Consolidated Communications, Elutions, Inc. and Consolidated Communications also entered into a three year Market Enablement Agreement, under which Consolidated Communications is required to provide certain marketing support to Elutions, Inc. and may receive up to $2,400,000 over the three year term of the agreement. The Company is not a party to that agreement. Mr. Currey has not received any payments from the Company as part of the Company’s agreement with Consolidated Communications, nor from Consolidated Communications as previously disclosed by it. The Board determined that the foregoing transactions did not impair Mr. Currey’s independence as a director of the Company.

Required Vote and Board Recommendation

The five Company nominees receiving the highest number of affirmative votes in person or represented by proxy and entitled to vote thereon shall be elected as directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. CURREY, KLUMB, MAHONEY, WOO AND WOODWARD AS DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE

Board and Committee Meetings

The Board of Directors held a total of eleven meetings during the fiscal year ended January 3, 2015. No director attended less than 75% of those meetings and no director attended less than 75% of the aggregate of (1) all Board of Directors meetings and (2) the number of meetings of all committee(s) of the Board of Directors held during fiscal year 2014 for which such director served as a member (or portion of the fiscal year during which he served as a director or committee member). At each of the meetings of the Board of Directors held during fiscal year 2014, the independent directors had the opportunity to hold an executive session.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that, at this time, the Company and its stockholders are best served by separating the positions of Chief Executive Officer and Chairman of the Board. Peter H. Woodward, an independent director, serves as Chairman of the Board of Directors. The Board of Directors believes that separating the duties of Chairman of the Board from the President and Chief Executive Officer improves the Board’s oversight of management and allows the Chief Executive Officer to focus on managing the Company’s business, while allowing the Chairman to focus on more effectively leading the Board of Directors and supporting Company and management initiatives. All Board committees are comprised of only independent directors. Thus, the independent directors directly oversee critical matters such as the compensation of executive management, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements, and the development of corporate governance programs of the Company.

Risk Oversight

The Board has delegated to the Audit Committee, consisting solely of independent directors, the responsibility to oversee the assessment and management of the Company’s risks, including reviewing management’s risk assessment and risk management policies and procedures and steps management has taken to control major risk exposures. The Audit Committee is authorized to identify and discuss with management, the Board of Directors and the independent auditors the material risks faced by the Company’s business or which could impact the financial condition or performance of the Company, evaluate how those risks are managed by the Company and the quality and adequacy of the Company’s reporting with regard to them. The Company’s Compensation Committee, consisting solely of independent directors, is responsible for overseeing the assessment and management of risks relating to the Company’s compensation plans and arrangements and reporting to the Audit Committee and the Board. The Board is regularly informed through committee reports regarding the Company’s risks, and reviews and discusses such risks in overseeing the Company’s business strategy and operations.

Committees of the Board

The Board of Directors has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.   The Audit Committee consists of Mr. Currey, Chairman, and Messrs. Jafari and Woodward. The Audit Committee oversees our accounting, auditing and financial reporting policies and practices, among other responsibilities. The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services and the sole authority to approve all audit engagement fees of the independent registered public accounting firm. The Board of Directors has affirmatively determined that the members of the Audit Committee are “independent,” as defined in the Nasdaq listing standards and applicable SEC rules. The Board of Directors has determined that Mr. Currey qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC by virtue of his experience and background, as described above. The Audit Committee held a total of five meetings during fiscal year 2014. The Board of Directors has adopted a formal written charter for the Audit Committee, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.cartesian.com.

Compensation Committee.   The Compensation Committee consists of Mr. Jafari, Chairman, and Mr. Woodward. The Compensation Committee makes recommendations to the Board of Directors regarding our employee benefit plans and the compensation of our executive officers, and approves equity grants, among other responsibilities. The Board of Directors has affirmatively determined that the members of the Compensation Committee are “independent” as defined in the Nasdaq listing standards. The Compensation Committee held four meetings during fiscal year 2014. The Board of Directors has adopted a formal written charter for the Compensation Committee, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.cartesian.com.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee consists of Mr. Woodward, Chairman, and Mr. Currey. The Board of Directors has affirmatively determined that the members of the Nominating and Corporate Governance Committee are “independent” as defined in the Nasdaq listing standards. The Nominating and Corporate Governance Committee’s primary functions are to recommend individuals qualified to serve as directors of the Company; to advise the Board on its composition, procedures and committees; to advise the Board regarding corporate governance and to develop, recommend to the Board and evaluate periodically a set of corporate governance guidelines for the Company; and to oversee the evaluation of the Board. The Board of Directors has adopted a formal written charter for the Nominating and Corporate Governance Committee. A copy of the charter is available on the “Investor Relations — Corporate Governance” page of our website at www.cartesian.com.

In exploring potential candidates for directors, the Committee considers individuals recommended by members of the Committee, other directors, members of management, stockholders and self-nominated individuals. In accordance with the provisions of its charter, the Nominating and Corporate Governance Committee will consider nominations for director made in good faith by stockholders and will not apply different selection criteria to stockholder nominees than the selection criteria for persons nominated by the Committee. The criteria that may be considered by the Company in the selection of new directors may include experience, knowledge, skills, expertise, integrity, analytic ability, independence of mind, understanding of our business and business environment, willingness and ability to devote adequate time and effort to Board responsibilities and diversity (as determined from time to time by the Committee, including diversity of background and experience among directors). The Company does not have a formal policy requiring the consideration of diversity in the nomination of directors. For a description of the procedures for stockholders to make nominations for director, see “Submission of Stockholder Proposals and Nominations.” The Nominating and Corporate Governance Committee held two meetings during fiscal year 2014. The Nominating and Corporate Governance Committee’s nominations for director in this proxy statement were discussed and approved by the full Board of Directors.

Compensation Committee Processes and Procedures

The Compensation Committee’s charter governs its processes and procedures in the determination of executive compensation.

The Compensation Committee has overall responsibility for evaluating and recommending compensation for executive officers and recommending approval of employee benefit plans, policies and programs, and for administering the Company’s stock incentive plans. The Compensation Committee does not share this authority with, or delegate this authority to, any other person. The Compensation Committee assists the Board in fulfilling its responsibility to maximize long-term stockholder value by ensuring that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and policies; competitive practice; and the requirements of applicable laws, rules and regulations.

In fulfilling its responsibilities, the Compensation Committee has direct access to our officers and employees and consults with our Chief Executive Officer (“CEO”), our Chief Financial Officer, our human resources personnel and other members of senior management as the Chairperson of the Committee deems necessary.

The Compensation Committee reviews executive officer compensation on an annual basis. For each review, the Compensation Committee may consider, and decide the weight it will give to, a number of factors, including the following:

•	competition in the market for executive employees;
•	executive compensation provided by comparable companies;
•	executive officer performance;
•	our financial performance and compensation expenses;
•	the accounting impact of executive compensation decisions;
•	company and individual tax issues;
•	executive officer retention;
•	executive officer health and welfare; and
•	executive officer responsibilities.

In determining the long-term incentive component of our executive compensation, the Compensation Committee may consider a number of factors, including the following:

•	company performance and relative stockholder return;
•	value of similar incentive awards to executives at comparable companies; and
•	awards given our executives in past years.

The Compensation Committee also considers the potential risks to the Company that may result from proposed compensation policies and practices. The Compensation Committee may retain at the Company’s expense a compensation consultant to advise the Committee on executive and director compensation practices and trends. The Committee did not engage a compensation consultant with respect to fiscal year 2014.

The Compensation Committee may request that management recommend compensation package components, discuss hiring and retention concerns and personnel requirements, and provide information with respect to such matters as executive, Company and business unit performance; market analysis; benefit plan terms and conditions; financial, accounting and tax considerations; legal requirements; and value of outstanding awards. The Compensation Committee may rely on our CEO and other executives for these purposes.

The Compensation Committee develops the criteria for evaluating our CEO’s performance and privately reviews his performance against these criteria on at least an annual basis. Our CEO periodically discusses the performance of other executive officers with the Compensation Committee. The Committee may review human resources and business unit records. The Committee may also discuss with the Audit Committee the executive officers’ compliance with our Code of Conduct, a copy of which is available on the “Investor Relations — Corporate Governance” page of our website at www.cartesian.com. The Company intends to disclose any changes in or waivers from its Code of Conduct by posting such information on its website or by filing a Form 8-K with the SEC, as required.

Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors via e-mail at board@cartesian.com. These communications will be monitored by the Chairman of the Board and automatically passed directly to all independent directors. The Company also has a hotline (1-800-771-3980) for investor and employee complaints or notifications.

Director Attendance at the Annual Meeting

The Company has a policy of encouraging its directors to attend the Annual Meeting. All then-active directors attended our 2014 annual meeting of stockholders.

Non-Employee Director Compensation

This section describes the compensation paid to our non-employee directors and includes a description of the compensation program for directors for 2014.

Director Compensation Program

For the fiscal year ended January 3, 2015, the non-employee directors were paid retainers and meeting fees in accordance with the following current fee schedule:

Type	Amount ($)
Annual Chairman Retainer	15,000
Annual Director Retainer	20,000
Annual Audit Committee Chair Retainer	10,000
Annual Compensation Committee Chair Retainer	5,000
Annual Nominating and Corporate Governance Committee Chair Retainer	4,000
Per Meeting Fee for Board of Directors Meetings (in person or telephonic)	500
Per Meeting Fee for Committee Meetings (in person or telephonic)	500

We also reimburse directors for their expenses in attending Board and committee meetings. It is also the policy of the Board of Directors that compensation is not paid for committee meetings that occur in conjunction with Board of Directors meetings.

Non-employee directors have received equity grants from time to time in the past pursuant to our 1998 Equity Incentive Plan. On March 11, 2014, the Board of Directors adopted a policy to grant new directors an option to purchase 20,000 shares of common stock of the Company that shall have a one-year vesting period. Pursuant to this policy: Peter H. Woodward, Chairman of the Board and a director, was granted an option to purchase 20,000 shares of common stock at $4.12 per share on March 11, 2014; and David C. Mahoney, independent director, was granted an option to purchase 20,000 shares of common stock at $3.84 per share on September 16, 2014. These were the only equity grants made to non-employee directors in fiscal year 2014.

2014 Compensation

The following table provides information regarding the compensation of our non-employee directors in fiscal year 2014. Mr. Lipman resigned from the Board effective January 21, 2014.

Director Compensation For Fiscal Year 2014

Name	Fees Earned or Paid in Cash	Option Awards(1),(2)	Total ($)
Robert J. Currey	$37,000	$—	$37,000
A. Reza Jafari	32,500	—	32,500
Andrew D. Lipman	1,400	—	1,400
David C. Mahoney	6,761	33,100	39,861
Micky K. Woo	25,500	—	25,500
Peter H. Woodward	46,267	42,800	89,067

(1)	The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to non-employee directors, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). These amounts exclude the impact of estimated forfeitures related to the service-based vesting conditions.
(2)	Reference is made to Note 4 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718 for the fiscal year ended January 3, 2015.

The table below shows the aggregate number of shares underlying outstanding stock options held by our non-employee directors as of January 3, 2015.

Name	Exercisable Stock Options	Unvested Stock Options
Robert J. Currey	10,000	—
A. Reza Jafari	7,500	—
David C. Mahoney	—	20,000
Peter H. Woodward	—	20,000

EXECUTIVE OFFICERS

The following is information regarding our executive officers other than Mr. Klumb, whose biography appears in the section titled “Election of Directors — Directors to be Elected at the Annual Meeting.”

James R. Baker, 42, has served as our Chief Technology Officer and Chief Information Officer since June 2010. Mr. Baker is responsible for the Research & Development, Architecture, Delivery, Support, Pre-sales and Managed Service operations of our Technology Solutions business as well as our global IT organization. He works with our client-facing team to bring high-value solutions to resolve client problems alongside our global consulting teams and consults on high-profile or technically complex engagements. From 2007 until June 2010, Mr. Baker served as Senior Vice President, Technology Consulting. In 1996, Mr. Baker co-founded Cartesian Ltd., a subsidiary of the Company since 2007, where he held a number of roles, including many years of leading the development, delivery and support units during the early inception of its software business. Prior to founding Cartesian Ltd. and ultimately joining Cartesian, Mr. Baker worked in development, architecture and management across a number of technology projects including encryption systems and high-volume rating engines. Mr. Baker studied software engineering at the University of Hertfordshire.

Thurston K. Cromwell, 40, has served as General Counsel and Secretary of the Company since 2006. Prior to joining Cartesian, he was in private practice with the Kansas City law firm King Hershey, PC. Mr. Cromwell holds an adjunct faculty appointment at the University of Missouri — Kansas City School of Law where he periodically teaches corporate law. Mr. Cromwell received his BA, BJ and JD degrees from the University of Missouri and his MBA from the University of Chicago.

Susan M. Simmons, 44, has served as the Company’s Chief Operating Officer and Head of Global Delivery since January 15, 2014. Ms. Simmons previously served as Senior Vice President and Managing Director of CSMG and CSMG Adventis, two subsidiaries of the Company beginning January 4, 2010. Previously, Ms. Simmons was a Vice President of CSMG where she has been a consultant and executive since 2001. Ms. Simmons’ experience covers a broad range of topics and clients including service providers, equipment/services vendors and large investors. During her tenure she has focused intensively on wireless and broadband services, especially the advanced infrastructure that enables converged offerings for both consumers and business customers. Her projects cover the full range of strategy services, including growth and business transformation, ecosystem development, go to market strategy, business optimization, corporate/board strategy and deal development. Ms. Simmons has also served as an expert witness and is a frequent speaker at industry conferences. Prior to joining CSMG, Ms. Simmons was a senior project manager at Navigant Consulting Inc., covering business strategy, financial analysis, market studies, collaborative facilitation and regulatory support. Ms. Simmons received her Masters of Science in Real Estate from MIT and her BA summa cum laude in Economics with Honors from Boston College.

EXECUTIVE COMPENSATION

As noted above under “Note Regarding Streamlined Disclosure,” SEC rules allow smaller reporting companies to tailor their disclosure to reduce costs. Because the Company qualifies as a “smaller reporting company” under SEC rules, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to the compensation of (i) the Company’s Chief Executive Officer, President and Chief Financial Officer, and (ii) the Company’s two other most highly compensated executive officers during fiscal year 2014 (collectively, the “named executive officers”).

Name and Principal Position	Year	($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Donald E. Klumb, CEO, President and CFO	2014 2013	350,000 350,000	— —	— 628,000	— —	8,653 8,517	358,653 986,517
Susan M. Simmons, Chief Operating Officer and Head of Global Delivery	2014 2013	300,000 273,077	— 11,183	78,600 251,200	225,000 —	8,588 8,517	612,188 543,977
James R. Baker, Chief Technology Officer and Chief Information Officer(5)	2014 2013	250,000 250,000	— 10,000	— 219,800	— —	3,965 39,797	253,965 519,597

(1)	This column represents the fair value of restricted stock awards approved by the Compensation Committee and is consistent with the grant date fair value of the awards computed in accordance with ASC 718. Pursuant to SEC rules, the amounts shown reflect the actual or probable outcome of any performance conditions that affect the vesting of awards and exclude the impact of estimated forfeitures related to service-based vesting conditions. For assumptions used in determining these values, refer to Note 4 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015, as filed with the SEC.
(2)	The 2014 non-equity incentive plan compensation amount for Ms. Simmons was earned during fiscal year 2014 pursuant to an incentive compensation plan based upon performance during fiscal year 2014. $155,000 of the 2014 amount was paid in fiscal 2014; the remaining $70,000 was paid in fiscal year 2015.
(3)	All Other Compensation for the named executive officers consists of:

Name	Year	Retirement Plan Contributions(5) ($)	STD & LTD ($)	Total ($)
Donald E. Klumb	2014	7,800	853	8,653
	2013	7,650	867	8,517
Susan M. Simmons(4)	2014	7,735	853	8,588
	2013	7,650	867	8,517
James R. Baker	2014	3,112	853	3,965
	2013	38,930	867	39,797
(4)	Ms. Simmons served as Senior Vice President and Managing Director of CSMG until January 15, 2014.
(5)	With respect to the Retirement Plan Contributions included in All Other Compensation, the Company made retirement plan contributions denominated in British pounds sterling to the Company’s U.K. defined contribution plan on behalf of Mr. Baker in the amount of £20,000 in fiscal year 2013. The payments have been converted to U.S. dollars for purposes of disclosure in the Summary Compensation Table at the average exchange rate for the months in which the contributions were made. Mr. Baker also participates in the 401(k) plan for U.S. employees.

Narrative to Summary Compensation Table

Employment Agreements

Donald E. Klumb, President, CEO, and CFO

The Company is a party to an Amended and Restated Employment Agreement dated September 16, 2014 with Donald E. Klumb, our President, CEO, and CFO (the “Amended Klumb Employment Agreement”). A copy of the Amended Klumb Employment Agreement was filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on November 11, 2014, and is available on the SEC’s website (www.sec.gov). The Amended Klumb Employment Agreement amended and restated the Employment Agreement dated February 3, 2012 between the parties (“Prior Klumb Employment Agreement”), which was extended in April 2013 until February 2, 2015. A copy of the Prior Klumb Employment Agreement was filed as Exhibit 10.20 to our Annual Report on Form 10-K filed with the SEC on March 30, 2012, and is available on the SEC’s website (www.sec.gov).

The principal changes made in 2014 in connection with the entry into the Amended Klumb Employment Agreement were to provide that if the Company gives notice to Mr. Klumb of its non-renewal of the initial term or any renewal term of the agreement: (a) Mr. Klumb will be entitled to severance benefits under the Amended Klumb Employment Agreement if his employment terminates for any reason within ninety (90) days after the notice of non-renewal and (b) for a period of fifteen (15) days after the notice of non-renewal, Mr. Klumb may elect to cause the Company to buy any shares of Company stock owned by Mr. Klumb at the time of the notice of non-renewal, subject to certain exceptions. Under the Amended Klumb Employment Agreement, the price per share at which the Company will purchase any shares of Company stock shall be the closing price of the Company’s stock on the trading day immediately preceding the earlier of: (i) the date of the notice of non-renewal; or (ii) any public announcement by the Company of its intent to not renew the agreement or to terminate Mr. Klumb’s employment.

The Amended Klumb Employment Agreement consists of the following principal components:

•	A term (currently ending February 3, 2016) which renews annually unless either party gives the other party at least sixty (60) days advance notice of their intent not to renew (“Non-Renewal Notice”);
•	Base salary of not less than $350,000 per year to be determined by the Board of Directors.
•	Eligibility to participate in any bonus pool for executive officers as approved by the Compensation Committee;
•	Eligibility to participate in any health, disability, and group term life insurance plans or other perquisites and fringe benefits that the Company extends generally from time to time to the executive officers of the Company;
•	Severance benefits upon a termination by the Company due to disability consisting of: (1) salary and benefits (and bonuses, if any) accrued and payable up to the date of termination, (2) three months of base salary, and (3) payment or reimbursement of the premium for any COBRA benefits for a period of six months from the date of termination;
•	Severance benefits upon (i) a termination by the Company other than due to death, disability or cause, (ii) a constructive termination or termination in connection with a change of control, or (iii) a termination for any reason (voluntary or involuntary) within 90 days after the Company has provided a Non-Renewal Notice, which severance benefits shall consist of: (1) salary and benefits (and bonuses, if any) accrued and payable up to the date of termination, (2) twelve months of base salary payable in one lump sum, and (3) payment or reimbursement of the premium for any COBRA benefits for a period of twelve months from the date of termination; and
•	For fifteen (15) days after the Company has provided a Non-Renewal Notice, the right of Mr. Klumb to require the Company to repurchase any shares of Company stock owned by Mr. Klumb at the closing market price for such shares on the trading day immediately before the Non-Renewal Notice, subject to certain exceptions.

The Company is also a party to a Restricted Stock Award Agreement with Mr. Klumb relating to a performance-based restricted stock award for 200,000 shares, as described below under “2013 Restricted Stock Grants.”

Susan M. Simmons, Chief Operating Officer

The Company is a party to an Employment Agreement dated October 20, 2006 with Susan Simmons, Chief Operating Officer and Head of Global Delivery (the “Simmons Employment Agreement”). A copy of the Simmons Employment Agreement was filed as Exhibit 10.2 to our Form 10-Q filed with the SEC on May 17, 2011 and is available on the SEC’s website (www.sec.gov). On June 17, 2014, the Compensation Committee of the Board approved an incentive compensation award for 2014 for Ms. Simmons, pursuant to which she could earn a cash bonus of up to $300,000 based upon achievement of financial and qualitative business objectives in fiscal year 2014, as determined by the Compensation Committee based upon its evaluation of performance and the recommendation of the Chief Executive Officer. The amount of such award that was determined to be earned was $225,000.

For 2013, Ms. Simmons was eligible to earn awards under a managing director bonus plan and an individual sales bonus plan. Copies of the bonus plans were filed as Exhibit 10.1 to our Form 10-Q filed with the SEC on May 15, 2012 and are available on the SEC’s website (www.sec.gov).

The Simmons Employment Agreement currently consists of the following components:

•	Base salary of $300,000 per year;
•	Eligibility to participate in Company-approved bonus plans, which for fiscal year 2014 constituted an incentive award that allowed Ms. Simmons to earn up to $300,000 in incentive cash compensation, as described above.
•	Eligibility to participate in any health, disability, and group term life insurance plans or other perquisites and fringe benefits that the Company extends generally from time to time to vice presidents of the Company; and
•	Severance benefits upon a termination by the Company without cause or upon a constructive termination, consisting of: (1) salary and benefits (and bonuses, if any) accrued and payable up to the date of termination, (2) six months of base salary payable over six months, (3) payment of the premium for any COBRA benefits for a period of three months from the date of termination, and (4) accelerated vesting of unvested stock options.

The Company is also a party to Restricted Stock Award Agreements with Ms. Simmons relating to performance-based restricted stock awards for 20,000 shares and 80,000 shares, granted in 2014 and 2013, respectively as described below under “2014 Restricted Stock Grant” and “2013 Restricted Stock Grants.”

James R. Baker, Chief Technology Officer and Chief Information Officer

The Company is a party to an employment agreement with James R. Baker, our Chief Technology Officer and Chief Information Officer (the “Baker Employment Agreement”). A copy of the Baker Employment Agreement was filed as Exhibit 10.2 to our Form 10-Q filed with the SEC on May 14, 2013 and is available on the SEC’s website (www.sec.gov). The Baker Employment Agreement consists of the following components:

•	Base salary of $250,000 per year;
•	An annual contribution of £20,000 to Mr. Baker’s U.K. defined contribution plan, which contribution was discontinued after the contribution for fiscal year 2013 was made;
•	Eligibility to participate in Company-approved bonus plans;
•	Eligibility to participate in any health, disability, and group term life insurance plans or other perquisites and fringe benefits that the Company extends generally from time to time to vice presidents of the Company; and

•	Severance benefits upon a termination by the Company without cause, consisting of: (1) salary and benefits (and bonuses, if any) accrued and payable up to the date of termination, (2) eight months of base salary payable over eight months, and (3) payment of the premium for any COBRA benefits for a period of six months from the date of termination

The Company was also a party to a Restricted Stock Award dated December 17, 2012 with Mr. Baker relating to restricted stock awards for 7,500 shares. The awards vested on December 17, 2013. The Company is also a party to a Restricted Stock Award Agreement with Mr. Baker relating to a performance-based restricted stock award for 70,000 shares, as described below under “2013 Restricted Stock Grants.”

Retirement Benefits.  The Company’s named executive officers are eligible to participate in the following retirement plans:

a)	Mr. Klumb, Ms. Simmons and Mr. Baker participate in the Company’s standard 401(k) plan, which is available to all U.S. Company employees. In fiscal years 2014 and 2013, the Company matched fifty percent of the first six percent of deferred salary the employee contributed to the plan (subject to IRS maximums). Material severance terms for named executive officers are outlined above in the descriptions of the Employment Agreements.
b)	Mr. Baker also participated in the U.K. defined contribution plan during fiscal year 2013. Such plan is available to all of the Company’s U.K. employees.

2014 Restricted Stock Grant.  On March 10, 2014, the Board approved performance-based restricted stock awards under the Company’s 1998 Equity Incentive Plan for a total of 40,000 shares of Common Stock, including a performance-based restricted stock award for 20,000 shares to Susan M. Simmons (the “2014 Restricted Stock Award”).

The shares subject to this award vest in proportion to the ratio that the Company’s “Cumulative Net Non-GAAP EBITDA” achieved over a three-year performance period compares to the Cumulative Net Non-GAAP EBITDA goal of $10.5 million. “Non-GAAP EBITDA” means the Company’s gross profit (loss) before interest, taxes, depreciation and amortization expense but also excluding certain non-cash charges (e.g., share-based compensation expense) and, potentially, other extraordinary one-time items to the extent determined to be appropriate by the Compensation Committee.

The first potential vesting date is the Company’s earnings release date for its 2015 first fiscal quarter and each subsequent potential vesting date is each of the Company’s quarterly earnings release dates thereafter through the release date for the first quarter of 2017. Shares not vested as of the release date for the first quarter of 2017 are forfeited. Except for termination of employment in certain circumstances following a change of control, the unvested portion of the award is forfeited upon any termination of employment. Under the terms of the award, vesting is partially accelerated and the award is converted to a time-vested award upon a change of control of the Company, as described below.

2013 Restricted Stock Grants.  On April 8, 2013, the Board approved an equity incentive program under the Company’s 1998 Equity Incentive Plan pursuant to which the Board granted performance-based restricted stock awards for a total of 800,000 shares of Common Stock to various executive officers and employees of the Company (the “2013 Restricted Stock Award”). The awards included grants of performance-based restricted stock awards for (i) 200,000 shares to Donald E. Klumb, Chief Executive Officer, President and Chief Financial Officer of the Company, (ii) 80,000 shares to Susan M. Simmons, then serving as Senior Vice President and Managing Director of Cambridge Strategic Management Group, Inc. and Cambridge Adventis Ltd., two subsidiaries of the Company, and (iii) 70,000 shares to James R. Baker, Chief Technology Officer and Chief Information Officer of the Company.

Shares subject to the awards vest in proportion to the ratio that the Company’s “Cumulative Net Non-GAAP EBITDA” achieved over a four-year performance period compares to the Cumulative Net Non-GAAP EBITDA goal of $14 million. “Non-GAAP EBITDA” means the Company’s gross profit (loss) before interest, taxes, depreciation and amortization expense but also excluding certain non-cash charges (e.g., share-based compensation expense) and, potentially, other extraordinary one-time items to the extent determined to be appropriate by the Compensation Committee.

The first potential vesting date was the Company’s earnings release date for its 2014 first fiscal quarter and each subsequent potential vesting date is each of the Company’s quarterly earnings release dates thereafter through the release date for the first quarter of 2017. A total of 173,292 shares of performance-based restricted stock vested in fiscal year 2014 and a total of 50,233 shares of performance-based restricted stock vested in February 2015. Shares not vested as of the release date for the first quarter of 2017 are forfeited. Except for termination of employment in certain circumstances following a change of control, the unvested portion of an award is forfeited upon any termination of employment. Under the terms of the awards, vesting is partially accelerated and each award is converted to a time-vested award upon a change of control of the Company, as described below.

Restricted Stock Award Agreements.  The 2014 Restricted Stock Award and 2013 Restricted Stock Award are subject to the terms of Restricted Stock Award Agreements. In addition to the terms described above, the Restricted Stock Award Agreements include change of control provisions. Under the agreements, in the event of a change of control of the Company during the performance period, all shares subject to the award which have not otherwise vested at such time shall vest as follows: (i) a number of unvested shares, equal to the aggregate number of shares then vested, shall vest immediately prior to the change of control; and (ii) any remaining unvested shares shall vest in five equal annual installments beginning on the first anniversary of the date of the change of control, provided that the executive remains employed by the Company during the vesting period. In addition, any unvested shares shall immediately vest upon the involuntary termination of employment of the executive without cause following a change of control or the executive’s voluntary termination of employment for good reason as specified in the agreement following a change of control. A copy of the form of the Restricted Stock Award Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company with the SEC on April 10, 2013, and is available on the SEC’s website (www.sec.gov).

Outstanding Equity Awards at 2014 Fiscal Year End

The following table provides information regarding outstanding stock options and unvested restricted stock held by each named executive officer as of January 3, 2015.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Donald E. Klumb	20,000	12.20	March 1, 2016	156,677(1)	665,877
Susan M. Simmons	—	—	—	62,671(1) 20,000(2)	266,352 85,000
James R. Baker	25,001	8.10	January 2, 2017	54,837(1)	233,057

(1)	Represents the maximum number of shares subject to performance-based restricted stock awards granted on April 8, 2013. Shares subject to the awards vest in proportion to the ratio that the Company’s “Cumulative Net Non-GAAP EBITDA” achieved over a four-year performance period compares to the Cumulative Net Non-GAAP EBITDA goal of $14 million. The first potential vesting date was the Company’s earnings release date for its 2014 first fiscal quarter and each subsequent potential vesting date is each of the Company’s quarterly earnings release dates thereafter through the release date for the first quarter of 2017. See “2013 Restricted Stock Grants.”
(2)	Represents the maximum number of shares subject to a performance-based restricted stock award granted on March 10, 2014. Shares subject to the award vest in proportion to the ratio that the Company’s “Cumulative Net Non-GAAP EBITDA” achieved over a three-year performance period compares to the Cumulative Net Non-GAAP EBITDA goal of $10.5 million. The first potential vesting date is the Company’s earnings release date for its 2015 first fiscal quarter and each subsequent potential vesting date is each of the Company’s quarterly earnings release dates thereafter through the release date for the first quarter of 2017. See “2014 Restricted Stock Grant.”
(3)	The market value of the performance-based restricted stock awards is based on the closing market price of our common stock as of January 2, 2015 (the last trading day in the 2014 fiscal year), which was $4.25 per share.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in these materials. This proposal, commonly referred to as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation program.

We are asking stockholders to approve the compensation of our named executive officers as disclosed in these materials by adopting the following advisory resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

We believe that our compensation program, with its balance of short-term incentives (including performance based cash bonus awards) and longer-term incentives (including stock options and restricted stock awards) reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the compensation tables and related narrative disclosure included in the “Corporate Governance — Compensation Committee Processes and Procedures” and “Executive Compensation” sections of this proxy statement for more information regarding our compensation program.

Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will take into account the outcome of the vote when considering future executive compensation decisions. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis, and the next such vote shall occur at the 2016 annual meeting of stockholders.

Required Vote and Board Recommendation

Approval of this Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION TABLES AND NARRATIVE DISCUSSION.

PROPOSAL NO. 3

APPROVAL OF PROPOSED AMENDMENT AND RESTATEMENT OF
THE COMPANY’S 1998 EQUITY INCENTIVE PLAN

Our Board has adopted, subject to the approval of our stockholders, a proposed amendment and restatement of our 1998 Equity Incentive Plan, which we refer to as our “Equity Plan.” A copy of the Equity Plan as proposed to be amended and restated is attached as Appendix A to this Proxy Statement. The following description of the material features of the Equity Plan as proposed to be amended and restated is qualified in its entirety by reference to the provisions of the Equity Plan as proposed to be amended and restated set forth in Appendix A. If the amendment and restatement of the Equity Plan is approved, it will be renamed the “Cartesian, Inc. Equity Incentive Plan.”

Summary of Proposed Amendments

We are asking stockholders to approve an amendment and restatement of our Equity Plan, which amendment and restatement, if approved, will result in the following material amendments:

Increase in Shares Available for Issuance.  We are proposing to increase the cumulative number of shares of common stock that are available for issuance (inclusive of shares previously issued) under the Equity Plan by 500,000 shares from 2,305,659 to 2,805,659 shares. Of the total shares authorized for issuance under the Equity Plan as of March 20, 2015, 950,488 shares have been issued in satisfaction of vested awards and 57,108 restricted stock awards have been cancelled and may not be issued. Of the remaining 1,298,063 shares subject to the Equity Plan as of such date, 307,753 shares are reserved for issuance upon exercise of outstanding stock options, 683,766 are issued and outstanding and subject to unvested restricted stock awards and 306,544 shares are currently available for future awards under the Equity Plan. For additional information regarding the proposed increase in shares, see “Background and Determination of Proposed Increase in Shares” below.

Change in Method of Counting Shares.  In addition to the provisions of the current Equity Plan allowing the re-use of shares subject to awards in certain circumstances, we are proposing to amend the Equity Plan to allow shares subject to awards outstanding now or in the future to be re-used for subsequent awards under the Equity Plan in the following circumstances: (a) shares withheld by us in satisfaction of the payment of the exercise price of a stock option pursuant to a “net exercise”, (b) shares subject to an award that are withheld, returned to us or applied as payment in connection with either the exercise of the award or the withholding or payment of taxes with respect to the award, and (c) shares issued pursuant to a restricted stock award that are returned to us upon expiration or forfeiture in whole or in part of the award.

The Equity Plan currently provides that shares that are subject to an award that are not used because the terms and conditions for the award are not met become available for future grant or sale under the Equity Plan, provided that the Equity Plan does not currently allow shares actually issued upon grant of an award and subsequently returned to us upon expiration or forfeiture of the award, such as the expiration or forfeiture of an unvested restricted stock award, to again become available for future awards under the Equity Plan. The Equity Plan does not currently allow the re-use of shares withheld to pay the exercise price of a stock option or shares that are withheld, returned to the Company or applied toward the withholding or payment of taxes with respect to the award. The Equity Plan currently permits the re-use of shares that are subject to an option surrendered pursuant to an option exchange program and shares that are subject to a stock purchase right and repurchased by the Company at their original purchase price. The proposed change in the method of counting shares does not increase the maximum number of shares that may be issued pursuant to vested awards under the Equity Plan, but could increase the dilution of our stockholders by allowing shares withheld or returned to the Company in additional circumstances to be re-used for subsequent awards under the Equity Plan.

Change in Minimum Vesting Period.  In addition, we are also proposing to revise the existing minimum one-year vesting period for restricted stock awards and restricted stock unit awards to provide that (a) the minimum vesting period does not apply to performance-based awards unless otherwise determined by the Administrator of the Equity Plan and (b) with respect to service-based or time-based restricted stock awards and restricted stock unit awards, the Administrator may provide exceptions to the minimum one-year vesting period for accelerated vesting in the event of death, disability, retirement, change in control, termination of employment or other circumstances determined by the Administrator.

Extension of the Expiration Date of the Equity Plan.  We are proposing to extend the expiration date of the Equity Plan from June 8, 2019 to June 16, 2025.

Authorization of Cash-out of Awards in connection with Corporate Transactions.  We are proposing to add a new Section 13(c) to the Equity Plan which expressly authorizes the Administrator to provide for the cash-out of awards in whole or in part in connection with a dissolution, liquidation, merger, consolidation or sale of assets involving the Company. We are also proposing to revise certain mandatory vesting provisions in Section 13 of the Equity Plan relating to termination of service after a specified company transaction to clarify that such provisions apply to all eligible awards and to provide greater flexibility to the Administrator to eliminate or revise such provisions in structuring provisions in award agreements. In addition, under the current Equity Plan, options and stock purchase rights that are not assumed by the surviving entity vest and become exercisable for a specified period of time in connection with the dissolution, liquidation, merger or sale of assets of the Company. We are proposing to amend the Equity Plan to provide that these mandatory vesting provisions apply only to the extent not otherwise provided in the applicable award agreement and to provide that the acquiring company is not required to assume outstanding awards under the Equity Plan in a sale of assets or if otherwise provided in the applicable award agreement.

If the proposed amendment and restatement of the Equity Plan is not approved by stockholders at the Annual Meeting, the Equity Plan will continue in its current form until subsequently amended in accordance with its terms.

Background and Determination of Proposed Increase in Shares

The following factors, among others, were taken into account by our Board of Directors in approving the proposed increase in shares available for issuance under the Equity Plan:

•	our award grant history under our equity incentive plans;
•	our historical burn rate under our equity incentive plans;
•	the number of shares remaining available under the Equity Plan for future awards;
•	the number of outstanding unvested and unexercised equity awards;
•	potential dilution resulting from the proposed increase in shares available under the Equity Plan;
•	the proposed change in the method of counting shares used under the Equity Plan; and
•	the potential value transfer resulting from the proposed increase.

The Board also based its determination of the proposed increase in shares available for issuance under the Equity Plan on its estimate of the approximate number of shares that may be needed over the next three years for incentive equity awards. The Board did not consider any specific projections of future grants of awards under the Equity Plan in approving the proposed amendment and restatement of the Equity Plan. The Board’s determination is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. Among the factors that may impact actual share usage are changes in the number of recipients, changes in our stock price, achievement of performance criteria related to performance-based awards, grant amounts provided by our competitors, and forfeitures of outstanding awards.

Historical Award Grant, Vesting and Cancellation

With respect to the Equity Plan and the 2000 Supplemental Stock Plan (“2000 Plan”) (and excluding the Employee Stock Purchase Plan), the table below highlights for the prior three fiscal years the timing of (i) the grant of all equity awards, (ii) the vesting of equity awards and (iii) the cancellation or forfeiture of equity awards. The 2000 Plan expired May 23, 2010 and no new awards may be made under the 2000 Plan after that date.

	Fiscal Year
Award	2014	2013	2012
Time-Based Restricted Stock Awards
Granted	81,000	—	110,000
Vested	—	110,000	—
Cancelled	—	—	—
Performance-Based Restricted Stock Awards
Granted	40,000	800,000	—
Vested	(173,292)	—	—
Cancelled	(13,709)	—	—
Time-Based Stock Options
Granted	90,000	—	—
Vested	—	—	—
Cancelled	(47,340)	(101,600)	(220,899)

Options granted under the Equity Plan generally become exercisable over a one to four year period beginning on the date of grant. Options granted under the Equity Plan have a maximum term of ten years. Service-based restricted stock awards granted in 2014 and 2012 cliff vest after a one-year service period that commenced on the date of the grant.

On March 10, 2014, the Company granted 40,000 shares of performance-based restricted stock that vest in proportion to the ratio that the Company’s “Cumulative Net Non-GAAP EBITDA” achieved over a three-year performance period compares to the Cumulative Net Non-GAAP EBITDA goal of $10.5 million. The first potential vesting date is the Company’s earnings release date for its 2015 first fiscal quarter and each subsequent potential vesting date is each of the Company’s quarterly earnings release dates thereafter through the release date for the first quarter of 2017. Shares not vested as of the release date for the first quarter of 2017 are forfeited.

On April 8, 2013, the Company granted performance-based restricted stock awards for a total of 800,000 shares of Common Stock to various executive officers and employees of the Company that vest in proportion to the ratio that the Company’s “Cumulative Net Non-GAAP EBITDA” achieved over a four-year performance period compares to the Cumulative Net Non-GAAP EBITDA goal of $14 million. All 800,000 non-vested shares had a grant date fair value of $3.14 per share. The first potential vesting date was the Company’s earnings release date for its 2014 first fiscal quarter and each subsequent potential vesting date is each of the Company’s quarterly earnings release dates thereafter through the release date for the first quarter of 2017.

As reflected in the table, 173,292 shares of performance-based restricted stock vested in 2014. In addition, a total of 50,233 shares of performance-based restricted stock granted in 2013 vested on February 26, 2015. Shares not vested as of the release date for the first quarter of 2017 are forfeited. Except for termination of employment in certain circumstances following a change of control, the unvested portion of an award is forfeited upon any termination of employment. Under the terms of an award, vesting is partially accelerated and the award is converted to a time-vested award upon a change of control of the Company. See “Executive Compensation — Narrative to Summary Compensation Table” for additional information regarding these awards.

Non-employee directors have received equity grants from time to time in the past pursuant to our 1998 Equity Incentive Plan. On March 11, 2014, the Board of Directors adopted a policy to grant new directors an option to purchase 20,000 shares of common stock of the Company that shall have a one-year vesting period. Pursuant to this policy: Peter H. Woodward, Chairman of the Board and a director, was granted an option to purchase 20,000 shares of common stock at $4.12 per share on March 11, 2014; and David C. Mahoney, independent director, was granted an option to purchase 20,000 shares of common stock at $3.84 per share on September 16, 2014.

As of the date hereof, no awards have been granted under the Equity Plan in the current fiscal year.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in the future, including under the proposed amended and restated Equity Plan.

Burn Rate Analysis

The following table sets forth the following information regarding the awards granted under the Equity Plan (and excluding the Employee Stock Purchase Plan): (i) the burn rate for each of the last three fiscal years and (ii) the average burn rate over the last three fiscal years. The burn rate for a year has been calculated as follows:

(i)	the sum of (x) all time-based restricted stock awards granted in the applicable year, multiplied by 2.0 (which represents a premium on full value share awards based on our annual stock price volatility), (y) the number of all performance-based restricted stock awards earned in the applicable fiscal year, multiplied by 2.0, and (z) all stock options granted in the applicable year, divided by

(ii)	the weighted average number of shares of common stock outstanding at the end of the applicable fiscal year.

Burn Rate

	Fiscal Year
	2014	2013	2012
Time-Based Restricted Stock Awards Granted	81,000	—	110,000
Performance-Based Restricted Stock Awards Earned	173,292	—	—
Total Full Value Awards x 2.0	508,584	—	220,000
Stock Options Granted	90,000	—	—
Total Full Value Awards x 2.0 and Stock Options Granted	598,584	—	220,000
Weighted Average Shares of Common Stock Outstanding as of End of Fiscal Year	7,799,538	7,130,861	7,103,034	Three-Year Average
Burn Rate	7.7%	—%	3.1%	3.6%

The burn rate means that we used an annual average of 3.6% of the weighted average shares outstanding for awards granted (or in the case of performance-based restricted stock awards, earned) over the past three years under the Equity Plan.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in the future, including under the Equity Plan.

Dilution Analysis

The table below shows our potential dilution levels based on our fully diluted shares of common stock and our request for 500,000 additional shares to be available for awards under the Equity Plan. The additional 500,000 shares represent approximately 5.1% of our fully diluted shares of common stock, including all shares that will be authorized under the Equity Plan, as described in the table below.

Potential Dilution with 500,000 Additional Shares

Stock Options Outstanding as of March 20, 2015	390,353
Weighted Average Exercise Price of Stock Options Outstanding as of March 20, 2015	$9.13
Weighted Average Remaining Term of Stock Options Outstanding as of March 20, 2015	3.55 years
Outstanding Full Value Awards as of March 20, 2015	683,766
Total Equity Awards Outstanding as of March 20, 2015	1,074,119
Shares Available for Grant under the Equity Plan as of March 20, 2015(1)	306,544
New Shares Requested	500,000
Total Potential Additional Shares That May Be Issued under the Equity Plan and 2000 Plan – (390,353 Stock Options Outstanding + 306,544 Shares Available for Grant + 500,000 New Shares Requested)(2)	1,196,897
Shares of Common Stock Outstanding as of March 20, 2015	8,715,493
Fully Diluted Shares of Common Stock(3)	9,912,390
Potential Additional Shares Issuable as a Percentage of Fully Diluted Shares of Common Stock	12.1%

(1)	This does not include 324,747 shares available for issuance under our Employee Stock Purchase Plan as of March 20, 2015.
(2)	Excludes 683,766 shares subject to outstanding unvested restricted stock awards already included in Shares of Common Stock Outstanding as of March 20, 2015.
(3)	The “Fully Diluted Shares of Common Stock” in the foregoing table consist of the “Shares of Common Stock Outstanding as of March 20, 2015” plus the “Total Potential Additional Shares That May Be Issued under the Equity Plan and 2000 Plan.”

Based upon the closing price of our common stock on the Nasdaq Global Stock Market of $3.40 per share on March 20, 2015, (i) the market value of the additional 500,000 shares to be made available for issuance under the Equity Plan if the proposed amendment and restatement is approved by stockholders is $1,700,000, (ii) the market value of the shares constituting the “Total Potential Additional Shares That May be Issued under the Equity Plan and 2000 Plan” is $4,069,450 (which does not include the market value of $2,324,804 for the 683,766 shares subject to outstanding restricted stock awards already included in Shares of Common Stock Outstanding as of March 20, 2015) and (iii) the market value of the shares available for grant under our Employee Stock Purchase Plan is $1,104,140.

General Description of the Equity Plan

The following is only a brief summary of the significant provisions of the Equity Plan and is qualified in its entirety by reference to the full text of the Equity Plan as proposed to be amended and restated, a copy of which is attached as Appendix A to this proxy statement.

General

The Equity Plan was originally adopted by the Board of Directors on September 7, 1999, and originally approved by our stockholders on October 15, 1999. The Equity Plan was amended in 2009, 2010 and 2014. The purposes of the Equity Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and directors of and consultants to the Company and its subsidiaries and to promote the success of the Company’s business.

Eligibility

Employees of the Company or any parent or subsidiary of the Company, directors of the Company and certain persons, including advisors, engaged by the Company or any parent or subsidiary of the Company to render certain services to such entity are eligible to participate in the Equity Plan. As of March 20, 2015, there were five non-employee directors, four executive officers and approximately 310 employees other than executive officers who are eligible to receive awards

Plan Administration

The Equity Plan is administered by the Administrator, which may be the Board and/or one or more committees of directors determined by the Board (each, a “Committee”). The members of each Committee are directors of the Company and serve at the pleasure of the Board. To the extent that the Administrator determines it to be desirable to qualify awards granted under the Equity Plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Equity Plan would be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. To the extent that the Administrator determines it desirable to qualify transactions under the Equity Plan as exempt under Rule 16b-3, the transactions contemplated under the Equity Plan are to be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the terms of the Equity Plan, the Administrator has the authority, in its discretion, to administer and interpret the Equity Plan and to determine who shall be granted awards, the size and types of such awards and the terms and conditions of such awards and to make changes to or exchange outstanding awards. The Administrator’s decisions, determinations and interpretations are final and binding on all participants in the Equity Plan.

Amendment, Modification and Termination

The Board may amend, alter, suspend or terminate the Equity Plan at any time. Under the Equity Plan, the Company is required to obtain stockholder approval of any amendment to the extent necessary and desirable to comply with any applicable statutory or regulatory requirements, or to comply with the requirements for listing on any securities exchange where shares of the Company are listed. The termination of the Equity Plan will not affect any awards outstanding at the time of termination.

Shares Subject to the Equity Plan

The Equity Plan currently permits the issuance of up to 2,305,659 shares of our common stock, $.005 par value per share. We are proposing to increase the cumulative number of shares of common stock that are available for issuance (inclusive of shares previously issued) under the Equity Plan by 500,000 shares from 2,305,659 to 2,805,659 shares.

Under the Equity Plan in its current form, shares subject to an award that expires, is forfeited or surrendered or becomes unexercisable without having been exercised in full, or shares subject to an option that is surrendered pursuant to an option exchange program, shall become available for future grant or sale under the Equity Plan (unless the Equity Plan has terminated); provided, however, that shares that have actually been issued under the Equity Plan shall not be returned to the Equity Plan and shall not become available for future distribution under the Equity Plan, except that if shares of restricted stock issued pursuant to a stock purchase right are repurchased by the Company at their original purchase price, such shares shall become available for future grant under the Equity Plan. In addition to the provisions of the current Equity Plan allowing the re-use of shares subject to awards in certain circumstances as described above, we are proposing to amend the Equity Plan to allow shares subject to awards outstanding now or in the future to be re-used for subsequent awards under the Equity Plan in the following additional circumstances: (a) shares withheld by us in satisfaction of the payment of the exercise price of a stock option pursuant to a “net exercise”, (b) shares subject to an award that are withheld, returned to the Company or applied as payment in connection with either the exercise of the award or the withholding or payment of taxes with respect to the award, and (c) shares issued pursuant to a restricted stock award that are returned to us upon expiration or forfeiture in whole or in part of the award.

On March 27, 2008, we adopted a shareholder rights plan and declared a dividend of one right for each outstanding share of our common stock. We amended and restated the shareholder rights plan on July 19, 2010 and further amended the shareholder rights plan on February 23, 2014. A summary of the preferred stock purchase rights associated with shares of common stock is provided in the Company’s Registration Statement on Form 8-A/A filed with the SEC on July 19, 2010 and in the Form 8-A/A filed with the SEC on February 26, 2014.

Awards under the Equity Plan

Awards granted under the Equity Plan may be in the form of options to purchase shares of common stock, restricted stock, restricted stock units (“RSU’s”) or stock purchase rights.

Stock Options.  Incentive stock options and nonstatutory stock options may be granted under the Equity Plan. An option shall be designated in the award agreement as either an incentive stock option or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, such options shall be treated as nonstatutory stock options. The grant and the terms of incentive stock options will be restricted to the extent required by the Code.

The per-share exercise price of an option is set by the Administrator and may not be less than the fair market value of a share of our common stock on the date of grant, provided that incentive stock options granted to individuals owning more than 10% of the voting power of the outstanding stock of the Company are required to have an exercise price equal to at least 110% of the value of our common stock on the date of grant.

If, on the date of termination of the service of the optionee, the optionee is not vested as to his or her entire option, the shares covered by the unvested portion of the option shall revert to the Equity Plan. The Equity Plan permits exercise of an option for periods determined by the Administrator within specified minimum and maximum periods after termination of service depending upon the termination event, as described in the Equity Plan. If, after termination, the optionee does not exercise his or her option to the extent vested at the time of termination of service within the time specified by the Administrator and the Equity Plan, the remaining portion of the option shall terminate, and the shares covered by such portion of the option shall revert to the Equity Plan.

The term of each option granted under the Equity Plan will be stated in the applicable option agreement, provided that the maximum term of an incentive stock option is ten years from the date of grant, or five years from the date of grant if granted to an individual owning more than 10% of voting power of outstanding stock of the Company.

The method of payment for the exercise of an option will be determined by the Administrator, and for incentive stock options, the method of payment will be determined at the time of grant. Acceptable methods of payment as determined by the Administrator may include cash, check, promissory note, tender of previously acquired shares of the Company’s common stock, a net exercise arrangement or such other consideration and method of payment for the issuance of shares to the extent permitted by the Equity Plan and applicable laws.

Restricted Stock Awards.  Performance-based and service-based restricted stock awards may be granted at any time and from time to time. A holder’s right to retain shares of restricted stock shall be subject to such restrictions, including but not limited to, continuing service with the Company for a restriction period specified by the Administrator, or the attainment of specified performance goals and objectives, as may be established by the Administrator with respect to such award. All grants of restricted stock shall be subject to a minimum one-year vesting period, subject to acceleration under the terms of the Equity Plan. We are proposing to amend the minimum vesting period as described above under “Summary of Proposed Amendments.” Unless otherwise provided in an award agreement, a holder of restricted stock shall have all voting, dividend, liquidation and other rights with respect to the shares, provided that any dividends paid on the shares shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying shares of restricted stock.

Except as otherwise provided in an award agreement, in the event of the death or disability of a participant, all service period and other restrictions applicable to restricted stock awards then held by him or her shall lapse, and such awards shall become fully nonforfeitable. Except as provided in an award agreement, in the event of a termination of services for any other reason, any restricted stock awards as to which the service period or other vesting conditions have not been satisfied shall be forfeited.

RSU Awards.  Performance-based and service-based RSUs may be granted at any time and from time to time. The right to be paid with respect to RSUs shall be subject to such restrictions, including but not limited to, continuing service with the Company for a restriction period specified by the Administrator, or the attainment of specified performance goals and objectives, as may be established by the Administrator with respect to such RSUs. All grants of RSUs shall be subject to a minimum one-year vesting period, subject to acceleration under the terms of the Equity Plan. We are proposing to amend the minimum vesting period as described above under “Summary of Proposed Amendments.” Upon the vesting of RSUs, the holder shall be entitled to receive the full value of the RSUs payable in either shares or cash. The Administrator may determine that a holder of RSUs is entitled to receive dividend equivalent payments on such units. RSUs do not have any voting rights.

The proposed amendments clarify that, except as otherwise provided in an award agreement, in the event of the death or disability of a participant, all service period and other restrictions applicable to RSU awards then held by him or her shall lapse, and such awards shall become fully nonforfeitable. The proposed amendments also clarify that, except as provided in an award agreement, in the event of a termination of services for any other reason, any RSU awards as to which the service period or other vesting conditions have not been satisfied shall be forfeited.

Stock Purchase Right.  Upon determining to offer stock purchase rights to a plan participant, the Administrator will advise the offeree of the terms, conditions and restrictions related to the offer, including the number of shares the offer will entitle the offeree to purchase, the price per share, and the time by which the offeree must accept the offer and purchase the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

Nontransferability of Awards.  Unless determined otherwise by the Administrator, an award under the Equity Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Performance Awards

Awards may be granted under the Equity Plan subject to certain performance-based criteria. If determined appropriate by the Administrator, such performance awards may also qualify as “performance-based compensation” under Section 162(m) of the Code. Performance awards will be earned or become vested only if corporate, business unit or individual performance objectives over performance cycles, established by or under the direction of the Administrator, are met. The performance objectives may vary from participant to participant, group to group and period to period and may be based on internal or external requirements. Such awards that are intended to constitute “qualified performance-based compensation” (see discussion below under the heading Federal Income Tax Consequences) will be based on satisfaction of certain performance objectives set forth and described in the Equity Plan. For purposes of awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m), performance goals must be approved by the stockholders every five years.

The business criteria that may be used to with respect to performance awards granted under the Equity Plan are:

•	Earnings (either in the aggregate or on a per-Share basis) including earnings per share, earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation or earnings before interest, taxes, depreciation and amortization and in the case of any of the foregoing, such goal may be adjusted to further exclude items in order to measure achievement of specific performance goals, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes; acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on non-monetary transactions;
•	Operating Profit (either in the aggregate or on a per share basis);
•	Operating income (either in the aggregate or on a per share basis);
•	Net income or loss (either in the aggregate or on a per-share basis);
•	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per share basis);
•	Cash flow provided by operations, either in the aggregate or on a per-share basis;
•	Free cash flow (either in the aggregate on a per-share basis);
•	Reductions in expense levels, determined either on a corporation-wide basis or in respect of any one or more business units;
•	Operating and maintenance cost management and employee productivity;
•	Shareholder returns (including return on assets, investments, equity, or gross sales);
•	Return measures (including return on assets, equity, or sales);
•	Where applicable, growth or rate of growth of any of the above listed business criteria;
•	Share price (including attainment of a specified per-share price during the incentive period; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);
•	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;
•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or
•	Achievement of business or operational goals such as market share and/or business development.

These business criteria may be applied on a pre- or post-tax basis and the Administrator of the Equity Plan may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes; acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on non-monetary transactions. As established by the Administrator of the Equity Plan, the incentive goals may include, without limitation, GAAP and non-GAAP financial measures.

Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible. Moreover, the Board or Committee may elect to grant performance-based awards that are not intended to satisfy all of the conditions necessary for awards granted under the Equity Plan to qualify as performance-based compensation under Section 162(m), even if all or less than all of the compensation resulting from the exercise, vesting or settlement of such awards is non-deductible. The Company has in the past granted a number of service-based restricted stock awards that are not eligible for deductibility under Section 162(m) because of the lack of a performance-based component, and has also granted a number of performance-based restricted stock awards that are not eligible for deductibility under Section 162(m) due to the terms of the awards determined by the Committee.

Changes in Capital or Corporate Structure

Subject to any required action by the shareholders of the Company, the number of shares of common stock covered by each outstanding award, and the number of shares of common stock which have been authorized for issuance under the Equity Plan but as to which no shares of common stock have yet been issued or which have been returned to the Equity Plan upon cancellation or expiration of an award, as well as the price per share of common stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in the Equity Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an award.

If the Company undergoes a dissolution, liquidation, merger, or sale of substantially all of the assets of the Company in which awards are assumed or substituted by the successor entity, and within six months of that event the plan participant ceases to be a service provider (as that term is defined in the Equity Plan) for any reason other than cause (as that term is defined in the Equity Plan) or voluntary resignation, each option or stock purchase right held by such participant will, without regard to any vesting schedule, restriction or performance target, automatically accelerate as to 50% of the unvested shares underlying such award on the date of the participant’s termination. If the Company undergoes a dissolution, liquidation, merger, or sale of substantially all of the assets of the Company and the successor corporation refuses to assume or substitute for the options and stock purchase rights under the Equity Plan, such awards will become fully vested and exercisable for a specified period of time. Additionally, if the award holder received its options or stock purchase rights in the capacity of a consultant, such awards will immediately vest and become exercisable upon the occurrence of the above-described events as set forth in the Equity Plan.

We are proposing to add a new Section 13(c) to the Equity Plan which expressly authorizes the Administrator to provide for the cash-out of awards in whole or in part in connection with a dissolution, liquidation, merger, consolidation or sale of assets involving the Company. We are also proposing to revise the mandatory vesting provision described in the immediately preceding paragraph regarding automatic acceleration as to 50% of the invested shares subject to an award upon termination of employment after a dissolution, liquidation, merger, or sale of substantially all of the assets of the Company to clarify that the provision applies to all awards and to provide greater flexibility to the Adminstrator to eliminate or revise such provision in structuring provisions in award agreements relating to a dissolution, liquidation, merger, consolidation or sale of assets. We are proposing to amend the Equity Plan to provide that the remaining mandatory vesting provisions described in the immediately preceding paragraph apply only to the extent not otherwise provided in the applicable award agreement and to provide that the acquiring company is not required to assume outstanding awards under the Equity Plan in a sale of assets or if otherwise provided in the applicable award agreement.

Federal Income Tax Consequences

Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of awards granted under the Equity Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof. This summary does not describe state, local, or foreign tax consequences, which may differ from those described below.

General.  The grant of a stock option will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding period, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized upon the disposition of the shares acquired upon exercise of the incentive stock option minus the exercise price, provided that if clause (i) applies the participant must also recognize a capital gain on any additional amount realized in the sale over the fair market value on the date of exercise. Otherwise, a participant’s disposition of shares acquired upon the exercise of an incentive stock option generally will result in only capital gain or loss. Upon exercise of a stock option, other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price, and upon disposition of the shares recognize a capital gain or loss. Other awards under the Equity Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares upon payment of awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares. A participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. At the time of the sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. Except as discussed below, the Company will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent capital gain to a participant.

Performance-Based Awards.  Section 162(m) of the Code generally allows the Company to obtain tax deductions without limit for performance-based compensation paid to executive officers who are “covered employees” of the Company. Stock options and performance-based restricted stock or RSUs granted under the Equity Plan may be structured to qualify as performance-based compensation under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify; thus, there can be no assurance that such compensation under the Equity Plan will be fully deductible under all circumstances. In addition, other awards under the Equity Plan, such as service-based restricted stock and other stock-based awards, including performance-based awards not structured to comply with Section 162(m), generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible. Because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Section 280G.  Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control of us may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a tax deduction.

Deferred Compensation.  Section 409A of the Code regulates all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge and a penalty tax. Certain performance awards, stock options, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Other Tax Consequences.  State tax consequences may in some cases differ from those described above. Awards under the Equity Plan will in some instances be made to eligible participants who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

The closing price of our Common Stock on the Nasdaq Global Stock Market on March 20, 2015 was $3.40 per share.

The following persons and groups have received grants of stock options to purchase the following number of shares under the Equity Plan since its inception through March 20, 2015: (a) the Named Executive

Officers, Donald E. Klumb — options to purchase 90,000 shares, Susan M. Simmons — options to purchase 8,000 shares, James R. Baker — options to purchase 25,001 shares; (b) all current executive officers as a group (4 persons) — options to purchase 129,001 shares; (c) all current Directors who are not executive officers as a group (5 persons) — options to purchase 148,640 shares; and (d) all employees, including all current officers who are not executive officers, as a group — options to purchase 2,436,670 shares. The amounts shown include shares subject to options that may have been forfeited in whole or in part.

The following persons and groups have received the following number of shares of restricted stock under the Equity Plan since its inception through March 20, 2015: (a) the Named Executive Officers, Donald E. Klumb — 225,000 shares, Susan M. Simmons — 108,000 shares, James R. Baker — 77,500 shares; (b) all current executive officers as a group (4 persons) — 460,500 shares, (c) all current Directors who are not executive officers as a group (5 persons) — 16,000 shares, and (d) all employees, including all current officers who are not executive officers, as a group — 766,000 shares. The amounts shown include restricted shares that may have been forfeited in whole or in part.

New Plan Benefits

The Board of Directors has not made any grants of awards under the Equity Plan that are conditioned upon stockholder approval of the proposed amendment and restatement of the Equity Plan. It is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of individuals if the amendment and restatement of the Equity Plan is approved.

Equity Compensation Plan Information

The following table provides information as of January 3, 2015 with respect to shares of the Company’s common stock that may be issued under the Company’s equity compensation plans:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
PLANS APPROVED BY SECURITY HOLDERS
– 1998 Equity Incentive Plan	307,753	$8.54	1,040,542
– Employee Stock Purchase Plan			324,747	(1)
PLANS NOT APPROVED BY SECURITY HOLDERS
– 2000 Supplemental Stock Plan	82,600	$11.33	—

(1)	Shares that may be purchased under the Employee Stock Purchase Plan, including shares subject to purchase during the current purchase period

Required Vote and Board Recommendation

Approval of this Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE PROPOSED AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1998 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee plans to engage the independent registered public accounting firm of Deloitte & Touche LLP to audit the consolidated financial statements of the Company for the fiscal year ending January 2, 2016. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Deloitte & Touche LLP has audited the Company’s consolidated financial statements since 1995.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) during fiscal years 2014 and 2013:

	2014(a)	2013
Audit Fees(b)	$499,773	$422,436
Tax Fees(c)	—	6,224
All Other Fees(d)	2,000	2,000
Total	$501,773	$430,660

(a)	The audit fees for 2014 shown above have been billed by Deloitte & Touche LLP and approved by the Audit Committee. Deloitte & Touche LLP has proposed to bill approximately $120,000 of additional fees for the 2014 audit over the amount shown above. Deloitte & Touche LLP and management are in discussions regarding the amounts proposed to be billed. Accordingly, the ultimate aggregate amount of Deloitte & Touche LLP’s audit fees has not been approved by the Audit Committee as of the date of this proxy statement.
(b)	Fees for audit services in fiscal years 2014 and 2013 consisted of the audit of the Company’s annual consolidated financial statements included in our annual reports on Form 10-K, reviews of the Company’s quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, and consents and other services related to SEC matters.
(c)	Fees for tax services billed in fiscal year 2013 consisted of tax planning and advice. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.
(d)	All other fees are comprised of a subscription to Deloitte & Touche LLP’s on-line research tool.

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as well as the rules of the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants.

Pre-Approval Policy

The charter of the Audit Committee requires pre-approval of non-audit services provided by the Deloitte Entities. The Audit Committee has adopted a procedure for approval of audit services and non-audit services by the Deloitte Entities whereby all projects in excess of $25,000 require pre-approval by the full Audit Committee. The following specified projects in amounts of $25,000 or less may be approved by the Chairman of the Audit Committee: (a) consultation and research specifically relating to financial accounting and reporting matters; (b) consultation and research specifically relating to income tax reporting/compliance matters; (c) matters relating to the audit of the Company’s 401(k) plan; and (d) required audit services necessary to complete certain SEC filings in a timely manner (such as the issuance of a consent for registration statements). Pre-approved services must not be prohibited services under the rules of the SEC.

All such specified projects not approved by the full Audit Committee must be reported to the full Audit Committee at the next regularly scheduled meeting.

For 2014, the Audit Committee had the same approval policy, except that management was authorized to proceed with specified projects that are based on an hourly rate and hours incurred of less than $10,000 per project in the four categories of services pre-approved by the Audit Committee as described above. All services performed by the Deloitte Entities during 2014 were pre-approved in accordance with this policy.

Required Vote and Board Recommendation

Approval of this Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

OUR AUDIT COMMITTEE RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

REPORT OF THE AUDIT COMMITTEE

In the performance of its oversight function, the Audit Committee has considered and discussed with management and our independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended January 3, 2015.

In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees.” The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence.

Based upon the reports and discussions described in this report, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the fiscal year ended January 3, 2015, be included in the Company’s Annual Report on Form 10-K for such fiscal year.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee does not determine whether the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles or fairly present the Company’s financial condition, results of operations and cash flows. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent registered public accounting firm and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee’s oversight does not assure that management has maintained appropriate internal controls and procedures or appropriate disclosure controls and procedures, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee

Robert J. Currey, Chairman
A. Reza Jafari
Peter H. Woodward

This Audit Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms submitted to it during the fiscal year ended January 3, 2015 and written representations provided to it, the Company believes that all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements during fiscal year 2014. The Company assists its directors and officers in the preparation and filing of reports required under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

Senior officers and directors of the Company have entered into indemnification agreements with the Company, each in a form approved by the Company’s Board of Directors and previously disclosed by the Company. A copy of the form of Indemnification Agreement was filed as Exhibit 10.2 to our Registration Statement on Form S-1 filed with the SEC on September 20, 1999 and is available on the SEC’s website (www.sec.gov). The Board of Directors also authorized the Company to enter into Indemnification Agreements with future directors and senior officers of the Company that may be designated from time to time by the Board. The indemnification agreements supplement and clarify existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, require the Company, to the extent permitted under applicable law, to indemnify such persons against all expenses, judgments and fines incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were directors or officers of the Company or any other enterprise to the extent they assumed those responsibilities at the direction of the Company. The indemnification agreements also establish processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

Legal Proceedings Involving a Former Director

On January 10, 2012, Richard P. Nespola, our former Chief Executive Officer, former Chairman of the Board and a former member of our Board of Directors, filed an action, Richard P. Nespola v. The Management Network Group, Inc., against us with the American Arbitration Association. In this action, Mr. Nespola claims that we breached his employment agreement and an implied covenant of good faith and fair dealing by: (i) improperly deciding not to renew his employment agreement, and (ii) subsequently deciding to terminate his employment for cause. Further, Mr. Nespola claims we defamed him by publishing to our Board of Directors allegedly false reasons for terminating his employment for cause. Based upon information provided by Mr. Nespola to the Company in connection with the 2013 annual meeting of stockholders, Mr. Nespola is the beneficial owner of more than 5% of the outstanding shares of Common Stock. See “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS”.

On March 3, 2014, the arbitrator issued an interim award finding that Mr. Nespola’s employment was terminated without cause and that Mr. Nespola was entitled to severance under his employment agreement. On July 14, 2014, the arbitrator issued a second interim award in this matter, finding that Mr. Nespola was entitled to: (1) a severance benefits award of $1,468,584; (2) attorneys’ fees and costs; and (3) pre-judgment interest. On January 8, 2015, the arbitrator issued a final award awarding Mr. Nespola $1,677,832 in attorneys’ fees and costs and on February 17, 2015, the arbitrator modified the final award as to attorneys’ fees and costs and changed it to $1,694,340. All amounts awarded under the Nespola action have been paid by the Company and the matter is fully resolved.

Strategic Alliance and Investment by Elutions, Inc.

On February 25, 2014, the Company entered into an investment agreement (the “Investment Agreement”) with Elutions, a provider of operational business intelligence solutions. Under the Investment Agreement, the Company agreed to issue and sell shares of common stock to Elutions and to issue stock purchase warrants to Elutions, and the parties agreed that a subsidiary of Elutions would loan funds to a subsidiary of the Company. On March 18, 2014, the Company and Elutions completed the closing (the “Closing”) of the transactions contemplated under the Investment Agreement.

At the Closing, (a) the Company issued and sold 609,756 shares of common stock to Elutions at a price of $3.28 per share, for an aggregate purchase price of $2,000,000, (b) the Company’s subsidiary, Cartesian Limited, issued a promissory note (the “Note”) payable to Elutions Capital Ventures S.à r.l, a subsidiary of Elutions, in an aggregate original principal amount of $3,268,664, payable in equivalent Great Britain Pounds Sterling, and the Company issued to Elutions a Common Stock Purchase Warrant (Tracking) related to the Note to purchase 996,544 shares of common stock of the Company for $3.28 per share (the “Tracking Warrant”), and (c) the Company issued to Elutions a Common Stock Purchase Warrant (Commercial Incentive) pursuant to which Elutions can earn the right to purchase up to 3,400,000 shares of common stock of the Company at prices ranging from $3.85 per share to $4.85 per share based on the Company’s financial results related to certain customer contracts obtained jointly by the Company and Elutions (the “Incentive Warrant”). The Incentive Warrant and the Tracking Warrant are referred to collectively below as the “Warrants”.

As a result of the transaction, Elutions and certain affiliates became the beneficial owners of more than five percent of the Company’s outstanding common stock. According to a Schedule 13D filed on March 7, 2014, as amended on March 19, 2014, May 22, 2014 and June 18, 2014, each of Elutions, Engage Networks, Inc., Astra Family Holdings, LLC, Leventi Irrevocable Trust, William Doucas and Elizabeth Doucas may be deemed to beneficially own a total of 1,606,300 shares of common stock of the Company, consisting of 609,756 shares of common stock issued to Elutions, 996,544 shares of common stock issuable upon exercise of the Tracking Warrant issued to Elutions. In addition, as of April 20, 2015, 24,786 shares have vested related to the Incentive Warrant. Such shares constitute approximately 16.8% of the outstanding shares of common stock of the Company (including as outstanding, for purpose of such calculation, the shares issuable upon exercise of the Tracking Warrant).

Promissory Note

The Note issued at Closing by the Company’s subsidiary, Cartesian Limited, in the aggregate original principal amount of $3,268,664, bears interest at the rate of 7.825% per year, payable monthly, and matures on March 18, 2019. The Note must be redeemed by Cartesian Limited upon notification by the holder at any time (the “Holder Redemption Option”) and may be prepaid by Cartesian Limited after 18 months if the trading price of the Company’s common stock exceeds $5.50 per share for a specified period of time and may be prepaid by Cartesian Limited at any time after 30 months. The obligations of Cartesian Limited under the Note are guaranteed by the Company pursuant to a Guaranty entered into by the Company at Closing and are secured by certain assets relating to client contracts involving Elutions pursuant to a Security Agreement entered into by the Company and Elutions at Closing. Amounts outstanding under the Note may be applied to the exercise price of the Company’s common stock under the Tracking Warrant. Upon occurrence of an event of default, the Note would bear interest at 9.825% per year and could be declared immediately due and payable. The Company’s subsidiary paid a total of $268,788 in interest to the affiliate of Elutions under the Note from the date of issuance of the Note through April 4, 2015.

Tracking Warrant

Under the Tracking Warrant, Elutions may acquire 996,544 shares of common stock of the Company for $3.28 per share at any time and from time to time through March 18, 2020. The Company may require Elutions to exercise or forfeit the Tracking Warrant at any time (i) after 18 months if the trading price of the Company’s common stock exceeds $5.50 per share for a specified period of time and the Company meets certain cash and working capital thresholds and (ii) after 30 months if the Company meets certain cash and working capital thresholds. To the extent amounts are outstanding under the Note, Elutions and the Company (if the Company is requiring exercise of the Tracking Warrant by Elutions as described above) may offset such amounts against the exercise price for shares of common stock acquired under the Tracking Warrant.

Incentive Warrant

Under the Incentive Warrant, Elutions can earn the right to purchase up to 3,400,000 shares of common stock of the Company at prices ranging from $3.85 per share to $4.85 per share based on the Company’s financial results as described below. The Incentive Warrant expires on March 18, 2020. The right to exercise the Incentive Warrant to acquire shares is subject to satisfaction of certain performance conditions based on revenues or cash received by the Company under customer contracts acquired jointly with Elutions through a five-year period from March 18, 2014 until March 18, 2019. The Incentive Warrant may vest upon satisfaction of the performance conditions during the five-year period. The number of shares of common stock for which the Incentive Warrant may become exercisable during each year in the five-year period under the vesting provisions is determined by dividing four percent of such revenues and cash recognized or received by the Company in such year by the warrant exercise price per share for that year. In addition, the right to acquire shares may vest at the end of the five-year period for contracts that have been signed and with respect to which revenues are expected to be earned or cash is expected to be received after the end of the five-year period. The exercise price increases $0.25 per year for shares earned in each year of the five-year period and is payable in cash, provided that Elutions has the right to utilize a cashless exercise procedure to acquire shares of common stock under the Incentive Warrant for a limited period of time each year after the right to acquire such shares vests. Any shares utilized to exercise such cashless exercise right will not reduce the maximum number of shares that may be earned and acquired under the Incentive Warrant, but shares utilized to pay the exercise price would no longer be treated as locked in or vested under the Incentive Warrant. Elutions earned the right to acquire up to 24,786 shares of Common Stock at $3.85 per share under the Incentive Warrant for the period from March 18, 2014 through March 18, 2015 under customer contracts acquired jointly with Elutions within the meaning of the Incentive Warrant.

Additional Warrant Provisions

Each of the Warrants has economic anti-dilution protection provisions which provide for adjustments to the exercise price and the number of shares of common stock which may be acquired pursuant to the Warrants in the event of issuances of shares of common stock by the Company at a price less than the 30-day volume weighted average trading price at the time of issuance, subject to a number of exceptions. Each of the Warrants also permits Elutions (subject to certain exceptions) to purchase shares in future equity offerings made by the Company on a pro rata basis to all stockholders, with such participation right based upon the maximum number of shares that may be purchased under the Warrant. No adjustments have been made under the economic anti-dilution provisions of the Warrants.

Registration Rights

At Closing, the Company and Elutions entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has obligations to register for resale the shares of common stock issued under the Investment Agreement and the Warrants. Under the Registration Rights Agreement, the Company granted certain piggyback registration rights to Elutions and agreed to file and maintain a resale shelf registration statement for the benefit of Elutions. The resale shelf registration was filed with the SEC on August 12, 2014 and was declared effective on August 26, 2014.

Commercial Relationship

The Investment Agreement and the agreements and instruments described above are part of a strategic relationship between the Company and Elutions. As part of the strategic relationship, the parties entered into certain commercial framework documents, including a Market Development Agreement and related Inventory Agreement, on February 25, 2014, and enter into client agreements and bilateral agreements from time to time in the ordinary course of business outlining the terms of the parties’ commercial relationship with respect to business development and providing products, solutions and services to clients. The parties have agreed to a term of five years, with automatic two-year renewals unless notice is given, and subject to termination rights in certain events. The Company has agreed to restrictions during the term and for two years thereafter in regard to solutions or services that are substantially similar to or competitive with certain solutions or services of Elutions, and each party has agreed not to hire the other party’s employees during the same period.

The parties have agreed on a general framework for pursuing, entering into and implementing customer contracts, which includes providing for joint and separate client pursuits and marketing on an initial and ongoing basis, procedures for contracting with clients, procedures for interface between the parties, limited exclusivity requirements of Elutions relating to identified prospects and clients of the Company, intellectual property rights of Elutions to its products and related restrictions, restrictions regarding use of confidential information, limitations on liability of the parties, independent contractor status of the parties, limitations on publicity by the parties, and dispute resolution, including arbitration. The parties have agreed to jointly market Elutions’ Maestro Technology Solutions to certain specified clients and prospects of the Company and to use commercially reasonable efforts to meet certain sales goals. With respect to projects with prospects identified by the Company, the Company may act as project manager for which it receives a fee to be agreed upon. Elutions provides all other services and is entitled to receive the corresponding revenues from the project relating to such services. The Company may also act as prime contractor if agreed by the parties. If the Company acts as prime contractor on a project and stocks inventory acquired from Elutions as required by the agreements, other than the initial inventory order described below, the Company is allowed to provide such inventory to the client on the project.

The parties also agreed to a framework for certain initial inventory orders and reorders by the Company from Elutions, and related commitments, timing and pricing procedures, when the Company is the prime contracting party under certain client statements of work. With respect to the required initial inventory order, the Company was required to purchase $3.0 million of inventory from Elutions upon receiving a booked order for Smart Building Services of a certain size from a customer. As a result of the customer agreement entered into by the Company, during the third quarter of 2014, the Company acquired $3.0 million in inventory from Elutions to fulfill its initial inventory commitment. The Inventory Agreement sets forth procedures for inventory restocking as may be necessary and appropriate based on deal volume and backlog. As of April 4, 2015, the Company has not sold or licensed any of the initial inventory acquired from Elutions and has not acquired any additional inventory from Elutions.

The parties intend that specific pricing and allocation provisions and other specific commercial terms will be included in individual client statements of work, subject to mutually agreed gross margin requirements for the benefit of the Company. In connection with the customer agreement entered into by the Company in 2014, the Company entered into a subcontract with Elutions. Under the subcontract, Elutions agreed to provide all services in accordance with the customer agreement except for project management services, to be provided by the Company. As of April 4, 2015, the Company has paid $709,389 to Elutions under the subcontract, and the Company currently estimates license payments to Elutions under the subcontract would be approximately $2.3 million over the term of the subcontract, with additional amounts payable to Elutions based upon energy savings achieved by the customer. Elutions also agreed in the subcontract to provide all equipment required under the customer agreement, and the Company agreed to advance to Elutions $400,000 of the equipment deployment cost. Elutions is required to repay the advanced amount plus interest at the rate of 5.5% per annum. The funds will be netted directly from the customer’s annual payments. As of April 4, 2015, approximately $10,000 of interest has accrued on the Company’s financing of equipment, none of which has been paid to the Company to date.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 20, 2015 (including options to purchase Common Stock exercisable within sixty days after such date), by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted, all stockholders set forth below have the same principal business address as the Company.

	Shares Beneficially Owned
Beneficial Owners	Total Number	Percent(1)
5% Stockholders (excluding executive officers or directors):
Elutions, Inc.(2) 601 East Twiggs Street Tampa, FL 33602	1,631,086	16.8%
Hershey Management I, LLC(3) 888 7th Avenue, 17th Floor, New York, NY 10019	705,000	8.1%
Potomac Capital Partners L.P.(4) 825 Third Avenue, 33rd Floor, New York, NY 10022	625,401	7.2%
Mill Road Capital Management LLC(5) 382 Greenwich Avenue, Suite One, Greenwich, CT 06830	589,507	6.8%
Norman H. & Sandra F. Pessin(6) 708 Third Avenue, Suite 1610 New York, NY 10017	584,352	6.7%
Richard P. Nespola(7) 225 Quimby Lane, Bridgehampton, NY 11932	547,427	6.3%
Named Executive Officers & Directors:
Donald E. Klumb(8)	273,008	3.1%
Susan M. Simmons(9)	94,073	1.1%
James R. Baker(10)	95,828	1.1%
Robert J. Currey(11)	48,200	*
A. Reza Jafari(12)	7,500	*
David C. Mahoney	0	0%
Micky K. Woo(13)	412,944	4.7%
Peter H. Woodward(14)	182,213	2.1%
All directors and executive officers as a group (9 persons)(15)	1,202,093	13.8%

*	Less than 1% of the outstanding shares of Common Stock.
(1)	Calculation of percentage of beneficial ownership includes the assumed exercise of options and warrants to purchase Common Stock by only the respective named stockholder that are vested or that will vest within 60 days of March 20, 2015.
(2)	Based on information provided by Elutions, Inc., Engage Networks, Inc., Astra Family Holdings, LLC, Leventi Irrevocable Trust, William Doucas and Elizabeth Doucas (collectively, the “Elutions Parties”), in a Schedule 13D filed on March 7, 2014, as amended by Amendments No. 1, 2 and 3 on March 19, 2014, May 22, 2014 and June 23, 2014, respectively. According to the Schedule 13D/A, (i) the total number of shares includes 609,756 shares of Common Stock and a Common Stock Purchase Warrant to purchase up to 996,544 shares of Common Stock for $3.28 per share (ii) the Elutions Parties share voting and dispositive power over all the shares of Common Stock and the Common Stock Purchase Warrant. Beneficial ownership presented in the table above includes 24,786 shares related to the Incentive Warrant as computed by the Company based upon the terms of the Incentive Warrant.

(3)	Based on information provided by Hershey Management I, LLC, Hershey Strategic Capital, LP, and Hershey Strategic Capital GP, LLC in a Schedule 13G/A filed on January 29, 2015. According to the Schedule 13G/A, each of Hershey Management I, LLC and Hershey Strategic Capital, LP has sole voting and dispositive power over 705,000 shares of Common Stock.
(4)	Based on information provided by Potomac Capital Partners, L.P., Potomac Capital Management, LLC, Potomac Capital Management, Inc. and Paul J. Solit, in a Schedule 13G/A filed on February 24, 2015. According to the Schedule 13G/A, each of Potomac Capital Partners, L.P., Potomac Capital Management, LLC, Potomac Capital Management, Inc. and Paul J. Solit has sole voting and dispositive power over 532,243 shares of Common Stock and Paul J. Solit has sole voting and dispositive power over 93,158 additional shares of Common Stock.
(5)	Based on information provided by Mill Road Capital, L.P. in a Schedule 13D/A filed on April 7, 2014. According to the Schedule 13D/A, each of Mill Road Capital GP LLC and Mill Road Capital, L.P. has sole voting and dispositive power over 589,507 shares of Common Stock, and each of Thomas E. Lynch and Scott P. Scharfman has shared voting and dispositive power over 589,507 shares of Common Stock on behalf of Mill Road Capital GP LLC.
(6)	Based on information provided by Norman H. & Sandra F. Pessin in a Schedule 13D/A filed on March 10, 2014. According to the Schedule 13D/A, Norman H. Pessin owns 324,132 shares and Sandra F. Pessin owns 260,220 shares. Mr. Pessin has sole voting and dispositive power with respect to the shares he owns directly. Mrs. Pessin has sole voting and dispositive power with respect to the shares she owns directly.
(7)	Based upon information provided by Mr. Nespola to the Company in connection with the 2013 annual meeting of stockholders. According to that information, Mr. Nespola disclaims beneficial ownership of 101,315 shares of Common Stock held by the Quimby Lane 2002 Trust, which is an irrevocable grantor trust of which Mr. Nespola’s spouse and adult son are the sole beneficiaries.
(8)	Includes 20,000 exercisable stock options and 143,838 shares of unvested restricted stock.
(9)	Includes 77,535 shares of unvested restricted stock.
(10)	Includes 25,001 exercisable stock options and 50,343 shares of unvested restricted stock.
(11)	Includes 10,000 exercisable stock options.
(12)	Includes 7,500 exercisable stock options.
(13)	Includes 200,000 shares held by Woo 2005 Family Trust, 183,904 shares held by Micky K. Woo Trust, and 14,040 shares held by Growth Unlimited, Inc.
(14)	Includes 20,000 exercisable stock options.
(15)	Includes 88,501 exercisable stock options and 307,675 shares of unvested restricted stock.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

In addition to the requirements under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Company’s proxy statement and form of proxy relating to an annual meeting of stockholders, our Bylaws establish procedures which stockholders must follow in order to nominate directors or make proposals other than under SEC Rule 14a-8 for consideration at an annual meeting of stockholders. Any stockholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary of the Company. A copy of our Bylaws was filed as Exhibit 3.2 to our Form 8-K filed with the SEC on June 18, 2014 and is available on the SEC’s website (www.sec.gov).

Stockholder Nominees for 2016 Annual Meeting of Stockholders.

If you are a stockholder of record and wish to nominate someone to the Board of Directors, you must give written notice to the Company’s Secretary. Your notice must be delivered to or mailed and received at the principal executive offices of the Company not more than 150 calendar days and not less than 120 calendar days in advance of the first anniversary date of mailing of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the annual meeting has been advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the prior year’s meeting date, notice must be delivered and received no earlier than 150 calendar days before such annual meeting and not less than the later of (i) 120 calendar days before such annual meeting or (ii) ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. A nomination received after such date will be deemed untimely and will not be considered. Your notice must include the information specified in our Bylaws and a written consent of each nominee to serve as a director of the Company if elected. Under our Bylaws, the chairperson of the annual meeting of stockholders has the power and duty to determine whether a nomination was made in accordance with the Bylaws, and, if not in compliance with the Bylaws, to declare that the defective nomination shall be disregarded.

Stockholder Proposals at 2016 Annual Meeting of Stockholders.

If you are a stockholder of record and wish to make a proposal to the stockholders other than pursuant to SEC Rule 14a-8, you must give written notice to the Company’s Secretary in accordance with the same procedure specified for nominations of directors, and the notice must provide the information specified in our Bylaws. Any proposal received after the date specified above will be deemed untimely and will not be considered. Under our Bylaws, the proposal will not be considered if the proposal is not in accordance with applicable law and the rules of the SEC. Under our Bylaws, the chairperson of the annual meeting of stockholders has the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the Bylaws, and, if not in compliance with the Bylaws, to declare that such proposal shall be disregarded.

Deadline for Including a Stockholder Proposal in the Proxy Statement for the 2016 Annual Meeting of Stockholders.

Proposals that are intended to be presented by stockholders at our 2016 annual meeting of stockholders must be received by us no later than January 1, 2016 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

ANNUAL REPORT

Cartesian’s Annual Report to Stockholders, containing financial statements for the fiscal year ended January 3, 2015, is being mailed with this proxy statement to all stockholders entitled to vote at the Annual Meeting. You must not regard the Annual Report as additional proxy solicitation material.

We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of the Company’s annual report on Form 10-K, including the financial statements filed with the Securities and Exchange Commission for the fiscal year ended January 3, 2015.

HOUSEHOLDING

A single copy of our 2014 Annual Report and this proxy statement are being delivered to any multiple stockholders sharing the same address pursuant to SEC Rule 14a-3(e)(1), unless we or our transfer agent have received contrary instructions from one or more of those stockholders. We agree to deliver promptly upon written or oral request a separate copy of our Annual Report and proxy statement to any stockholder at a shared address to which a single copy of those documents has been delivered. You may notify us that you wish to receive a separate copy of the Annual Report and proxy statement for the 2015 or any future Annual Meeting by contacting us at 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210, (913) 345-9315, Attention: Secretary. Stockholders who are members of a single household receiving multiple copies of those documents and who wish to receive a single copy may contact us at the same address or telephone number.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend.

The Board of Directors

Overland Park, Kansas
May 1, 2015

APPENDIX A

CARTESIAN, INC.

EQUITY INCENTIVE PLAN

Cartesian, Inc. (f/k/a The Management Network Group, Inc.), originally established The Management Network Group, Inc. 1998 Equity Incentive Plan, effective April 30, 1998 and The Management Network Group, Inc. 1998 Consultant Equity Incentive Plan, effective April 30, 1998. The Management Network Group, Inc. amended and restated these two plans into one plan effective as of September 7, 1999 and, subsequent to September 7, 1999, has amended and restated the combined plan several times, most recently June 18, 2014. Subject to the approval of the Company’s shareholders’, the Company desires to amend and restate the Plan as the “Cartesian, Inc. Equity Incentive Plan” as set forth herein and effective as of June 16, 2015 (the “Effective Date”).

1. Purposes of the Plan.  The purposes of this Equity Incentive Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees, Directors and Consultants, and
•	to promote the success of the Company’s business.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means an Option, Restricted Stock, Restricted Stock Units or Stock Purchase Right.

(d) “Award Agreement” means an agreement between the Company and a Service Provider evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means (i) any willful material violation by the Holder of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Holder’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, any willful perpetration by the Holder of a common law fraud, (ii) the Holder’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Holder of any provision of any agreement or understanding between the Company, or any Parent or Subsidiary of the Company, and the Holder regarding the terms of the Holder’s service as a Service Provider, including without limitation, the willful and continued failure or refusal of the Holder to perform the material duties required of such Holder as a Service Provider, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and the Holder, (iv) Holder’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Holder which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent of Subsidiary of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Cartesian, Inc. (f/k/a The Management Network Group, Inc.), a Delaware corporation.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary who (i) performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor that are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities, (ii) qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or Instruction A.1.(a)(1) of Form S-8 under the Securities Act, as applicable, and (iii) is a natural person.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the market trading day of the time of determination, as reported by such exchange or system or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the market trading day of determination, as reported by such dealer or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator based on a reasonable application of a reasonable valuation method and in accordance with Treasury Regulations §1.409A-1(b)(5)(iv)(B).

(q) “Holder” means a Service Provider who is in possession of an Award.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the related Award Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(x) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(y) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(z) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Plan” means this Cartesian, Inc. Equity Incentive Plan.

(cc) “Performance Award” means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as described in Section 15) to a Holder pursuant to Section 15.

(dd) “Restricted Stock” means shares of Common Stock either granted or acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan and that are subject to those restrictions set forth therein and the Award Agreement.

(ee) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Holder evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(ff) “Restricted Stock Unit” means an Award granted under Section 11 evidencing the Holder’s right to receive a Share (or cash payment equal to the Fair Market Value of a Share) at some future date and that is subject to those restrictions set forth therein and the Award Agreement.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ll) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(mm) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.  Subject to the provisions of this Section 3 and Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 2,805,659 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares that are subject to an Award under this Plan that are not issued or are returned to the Company because the terms and conditions for the Award are not fully met, including any Shares subject to an Award that, in whole or in part, expires, is forfeited, or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, shall become available for future grant or sale under the Plan (unless the Plan has terminated); including without limitation Shares that have actually been issued under the Plan upon grant of an Award of Restricted Stock to the extent the Award expires or is forfeited in whole or in part. In addition, if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall again be available for issuance under the Plan. If an Option is exercised by a “net exercise” as permitted under Section 9(c), only the number of Shares delivered in settlement of the Option shall cease to be available for issuance under the Plan, regardless of the number of Shares with respect to which the Option was exercised. If any Shares subject to an Award granted hereunder are withheld, returned to the Company or applied as payment in connection with either the exercise of the Award or the withholding or payment of taxes with respect thereto, such Shares shall again be available for issuance under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Restricted Stock, Restricted Stock Unit, Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan but in no event longer than any period permitted under Code Section 409A;

(xi) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon the exercise of an Option or Stock Purchase Right or upon the vesting of Restricted Stock or Restricted Stock Units that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Holder to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Holders.

5. Eligibility.  Nonstatutory Stock Options, Stock Purchase Rights, Restricted Stock and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award shall confer upon a Holder any right with respect to continuing the Holder’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) The maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options is 1,400,000.

(ii) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

(iii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 100,000 Shares which shall not count against the limit set forth in subsection (ii) above.

(iv) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(v) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (ii) and (iii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(d) The maximum number of Shares with respect to which an Award or Awards may be granted to any Holder in any one taxable year of the Company shall not exceed 400,000 Shares (increased proportionately, in the event of any stock split or stock dividend with respect to the Shares).

7. Term of Plan.  Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect until the 10th Anniversary of the Effective Date unless terminated earlier under Section 16 of the Plan.

8. Term of Option.  The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, provided that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may, in connection with an assumption of, or substitution for, another option in a manner that complies with Code section 424(a), be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) for any Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option exercise price but will reduce the number of Shares upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option exercise price.

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider for any reason other than the Optionee’s death, Disability or termination of service for Cause (but not in the event of an Optionee’s change of status from Employee to Consultant (in which case an Employee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may, but only within twelve (12) months from the date of such termination (or within such longer time period, not exceeding five (5) years, after the termination date as may be determined by the Administrator, with any exercise beyond twelve (12) months after the termination date, deemed to be a Nonstatutory Stock Option) (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option the extent the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee.  If an Optionee dies while a Service Provider (or the Optionee dies within three (3) months after a termination other than for Cause), the Option may be exercised at any time within twelve (12) months following the date of death (or within such longer time period, not exceeding five (5) years after the termination date as may be determined by the Administrator) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Termination for Cause.  If the Optionee is terminated for Cause, then Optionee’s Option shall expire on such Optionee’s termination date or such later time and on such conditions as are determined by the Administrator.

(f) Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, in no event may the consideration paid to buy out an Option exceed, on a per Share basis, the difference between the Fair Market Value of the Share underlying the Option and the Option’s exercise price.

11. Restricted Stock, Restricted Stock Units and Stock Purchase Rights.

(a) Restricted Stock Awards.  Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Administrator shall determine.

(b) Restricted Stock Unit Awards.  Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Administrator may grant a Service Provider Restricted Stock Units, in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in either Shares or cash.

(c) Rights to Purchase and Option to Repurchase.

(i) Stock Purchase Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. In no event will a Stock Purchase Right be granted which allows the Holder to purchase Shares at a price less than 100% of the Fair Market Value per Share on the date of grant of the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator, and which may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(ii) Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(d) Restrictions.  A Holder’s right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including but not limited to, him or her continuing to perform as a Service Provider for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. All grants of any time-vesting Restricted Stock and time-vesting Restricted Stock Units (other than where the time-based restrictions follow the achievement of specific performance goals) shall, in whole or in part, be subject to a minimum one-year vesting period except as may otherwise be provided in an Award Agreement for accelerated vesting in the event of death, disability, retirement, change in control, termination of employment or other circumstance determined by the Committee. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code section 409A or complies with such section.

(e) Privileges of a Stockholder, Transferability.  Unless otherwise provided in the Award Agreement, a Holder shall have all voting, dividend, liquidation and other rights with respect to Shares of Restricted Stock, provided however that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Holder’s right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 12 hereof. The Committee may determine that a Holder of Restricted Stock Units is entitled to receive dividend equivalent payments on such units. If the Committee determines that Restricted Stock Units shall receive dividend equivalent payments, such feature will be specified in the applicable Award Agreement. Restricted Stock Units shall not have any voting rights.

(f) Enforcement of Restrictions.  The Committee may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 11(d) and 11(e):

(i) placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;

(ii) requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

(iii) requiring that the stock certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or

(iv) inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

(g) Termination of Service, Death, Disability, etc.  Except as otherwise provided in an Award Agreement, in the event of the death or Disability of a Holder, all service period and other restrictions applicable to any Restricted Stock or Restricted Stock Unit Awards then held by him or her shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 13 and except as otherwise provided in an Award Agreement, in the event a Holder ceases to be a Service Provider for any other reason, any Restricted Stock or Restricted Stock Unit Awards as to which the service period or other vesting conditions have not been satisfied shall be forfeited.

(h) Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no shares of Common Stock have yet been issued or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution, Liquidation, Merger or Consolidation.  Subject to the third sentence of this Section 13(b), Section 13(c) and except as otherwise provided in the applicable Award Agreement, in the event of the proposed dissolution or liquidation of the Company or a merger or consolidation of the Company with or into another corporation or other entity, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or entity or a Parent or Subsidiary of the successor corporation or entity. Notwithstanding the foregoing, and except as otherwise provided in the applicable Award Agreement, if a Holder ceases to be a Service Provider for any reason other than Cause or voluntary resignation within six (6) months of the consummation of a transaction described in this Section 13(b) pursuant to which outstanding Awards are assumed or substituted as provided above, the vesting, settlement and exercisability of each such outstanding Award shall be automatically accelerated as to 50% of the unvested Shares subject to the Award on the date of such Holder’s termination. Notwithstanding the foregoing, and except as otherwise provided in the applicable Award Agreement or in Section 13(c), if the successor corporation or entity refuses to assume or substitute for such Award, the Holder shall fully vest in and have the right to exercise the Award as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in accordance with the foregoing sentence, the Administrator shall notify the Holder in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and that if not so exercised during such fifteen (15) day period, the Award shall terminate upon the expiration of such period. For the purposes of this Section, the Award shall be considered assumed if, following the dissolution, liquidation, merger or consolidation, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the dissolution, liquidation, merger or consolidation by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the dissolution, liquidation, merger or consolidation is not solely common stock of the successor corporation or entity or its Parent, the Administrator may, with the consent of the successor corporation or entity, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the dissolution, liquidation, merger or consolidation.

(c) Cash-Out of Awards.  Without limiting the authority of the Administrator under this Plan, the Administrator may also provide in the Award Agreement with respect to a transaction described in Section 13(b) or with respect to a sale of all or substantially all of the assets of the Company for (without limitation) the cancellation of an Award in whole or in part and payment to the Holder of an amount equal to a reasonable estimate of the value of the cashed-out Award (or vested portion thereof), which (i) in the case of an Option or Stock Purchase Right shall be, with respect to each Share subject to the Option that is being cancelled as of the transaction date (or as determined by the Administrator each Share as to which the Option is then vested), an amount equal to the excess of (A) a reasonable estimate of the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received or to be received by a Company shareholder as a result of the transaction, over (B) the per-Share Option exercise price (such excess, the “Spread”) and (ii) in the case of Shares of Restricted Stock or RSUs shall be, on a per Share basis, a reasonable estimate of the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received or to be received by a Company shareholder as a result of the transaction. In cases where the proposed transaction consists of the acquisition of assets of the Company, a reasonable estimate of the amount to be received by a Company shareholder shall be based upon a reasonable estimate of the amount that would be received upon a distribution and liquidation by the Company, as determined by the Administrator in its absolute discretion, after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or entity or its parent having a value equal to the cashed-out Award (or applicable portion thereof), provided that the Administrator may provide in an Award Agreement for the cancellation of an entire Award but a payment only for the vested portion thereof. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the other Company shareholders, as may be provided in the applicable Award Agreement. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Holder.

(d) Other Treatment of Awards.  Subject to any greater rights granted to Holders under the foregoing provisions of this Section 13, in the event of the occurrence of any transaction described in Section 13 hereof, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

14. Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Holder within a reasonable time after the date of such grant.

15. Performance Awards.

(a) Any Award granted under the Plan may be subject to the terms and conditions set forth in this Section 15. If an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following:

(i) Earnings (either in the aggregate or on a per-Share basis) including earnings per share, earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation or earnings before interest, taxes, depreciation and amortization and in the case of any of the foregoing, such goal may be adjusted to further exclude items in order to measure achievement of specific performance goals, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes; acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on non-monetary transactions;

(ii) Operating Profit (either in the aggregate or on a per Share basis);

(iii) Operating income (either in the aggregate or on a per Share basis);

(iv) Net income or loss (either in the aggregate or on a per-Share basis);

(v) Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per Share basis);

(vi) Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(vii) Free cash flow (either in the aggregate on a per-Share basis);

(viii) Reductions in expense levels, determined either on a Corporation-wide basis or in respect of any one or more business units;

(ix) Operating and maintenance cost management and employee productivity;

(x) Stockholder returns (including return on assets, investments, equity, or gross sales);

(xi) Return measures (including return on assets, equity, or sales);

(xii) Where applicable, growth or rate of growth of any of the above listed business criteria;

(xiii) Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(xiv) Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(xv) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(xvi) Achievement of business or operational goals such as market share and/or business development;

provided that applicable incentive goals may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable incentive goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; the cumulative effect of accounting changes; acquisitions or divestitures; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on non-monetary transactions. As established by the Committee, the incentive goals may include, without limitation, GAAP and non-GAAP financial measures. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, section 162(m) of the Code and the regulations thereunder. Notwithstanding anything in the Plan to the contrary, the Administrator may elect to grant performance-based awards that are not subject to the conditions of this Section 15 and that are not intended to qualify as performance-based compensation under Section 162(m).

(b) Notwithstanding any provision of the Plan other than Section 13, with respect to any Performance Award, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Holder.

(c) The Committee shall have the power to impose such other restrictions on Performance Awards subject to this Section 15 as it may deem necessary or appropriate to insure that such Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of section 162(m)(4)(B) of the Code or any successor thereto.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Section 409A.  The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Holder’s termination of continuous service shall instead be paid on the first payroll date after the six-month anniversary of the Holder’s separation from service (or the Holder’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Holder under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Holder for such tax or penalty.

18. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

CARTESIAN, INC.
7300 COLLEGE BLVD., SUITE 302
OVERLAND PARK, KS 66210

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M92687-P66103

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARTESIAN, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of the Company's nominees as directors to serve for a term of one year.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert J. Currey
02) Donald E. Klumb
03) David C. Mahoney
04) Micky K. Woo
05) Peter H. Woodward

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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M92688-P66103

CARTESIAN, INC.
Annual Meeting of Stockholders
June 16, 2015, 9:00 AM
This proxy is solicited by the Board of Directors of Cartesian, Inc.

The stockholder(s) hereby appoint(s) each of Donald E. Klumb and Thurston K. Cromwell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARTESIAN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on June 16, 2015, at the Company's executive offices, 7300 College Blvd., Suite 302, Overland Park, KS 66210, and any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned stockholder(s).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of the nominees for director listed on the reverse side and for each Proposal. If any other matters come before the meeting, or any adjournment or postponement thereof, the persons named as proxies will vote in their discretion.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side